UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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EMCORE CORPORATION

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EMCORE CORPORATION

2015 W. Chestnut Street

Alhambra, California 91803

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON FRIDAY, MARCH 11, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on March 11, 2022: Our 2021 Annual Report and the accompanying proxy materials are available at https://www.proxydocs.com/EMKR.

To our Shareholders:

The 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of EMCORE Corporation (the “Company”) will be held at 8:00 A.M. Pacific Time on Friday, March 11, 2022, at the Company’s office located at 2700 Systron Drive, Concord, CA 94518, for the following purposes:

(1)

To elect the five (5) director nominees named in the attached Proxy Statement to the Company’s Board of Directors (our “Board”) for a one-year term expiring at the Company’s 2023 Annual Meeting of Shareholders and until their respective successors are duly qualified and elected;

(2)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022;

(3)

To approve the Amended and Restated EMCORE Corporation 2019 Equity Incentive Plan (the “Equity Plan”) to increase the number of shares of common stock available for issuance under the Equity Plan by 1.9 million shares;

(4)	To approve on an advisory basis the executive compensation of the Company’s Named Executive Officers; and

(5)	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Our Board has fixed the close of business on January 13, 2022 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Whether or not you expect to be present at the Annual Meeting, please submit your proxy or voting instructions as promptly as possible to instruct how your shares are to be voted at the Annual Meeting in order to assure the presence of a quorum at the Annual Meeting. You may vote by telephone, Internet or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction form. If you vote by telephone or Internet, you do not have to separately mail a proxy or voting instruction form.

By Order of the Board of Directors,
/s/ Ryan Hochgesang
Ryan Hochgesang
Secretary

January 18, 2022

Alhambra, California

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING ELECTRONICALLY. ALL SHAREHOLDERS OF RECORD AS OF THE CLOSE OF BUSINESS ON JANUARY 13, 2022 ARE RESPECTFULLY URGED TO SUBMIT A PROXY OR VOTING INSTRUCTIONS AS PROMPTLY AS POSSIBLE TO INSTRUCT HOW THEIR SHARES ARE TO BE VOTED AT THE ANNUAL MEETING.

EMCORE CORPORATION

PROXY STATEMENT

EMCORE CORPORATION

2015 W. Chestnut Street

Alhambra, California 91803

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

March 11, 2022

This Proxy Statement is being furnished to shareholders of EMCORE Corporation (the “Company”) as of the close of business on January 13, 2022 (the “Record Date”), in connection with the solicitation on behalf of the Board of Directors of the Company (the “Board” or the “Board of Directors”) of proxies for use at the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 8:00 A.M. Pacific Time, on March 11, 2022, at the Company’s office located at 2700 Systron Drive, Concord, CA 94518, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the related proxy materials are first being furnished to shareholders beginning on or about January 18, 2022. Shareholders should review the information provided herein in conjunction with the Company’s 2021 Annual Report to Shareholders.

INTERNET AVAILABILITY OF PROXY MATERIALS

This Proxy Statement and the Company’s 2021 Annual Report for the fiscal year ended September 30, 2021 (“fiscal 2021”) are available on the Internet at www.proxydocs.com/EMKR. These materials will also be available under the “Investors” tab on our corporate website (www.emcore.com) beginning on or about January 18, 2022. The other information on our corporate website does not constitute part of this Proxy Statement.

The Company has elected to furnish its proxy materials over the Internet in accordance with applicable rules of the Securities and Exchange Commission (“SEC”) rather than mailing paper copies of this Proxy Statement and the Company’s 2022 Annual Report to all shareholders. On or about January 18, 2022, the Company commenced the mailing to its shareholders of a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) directing shareholders to the website referenced above where they can access this Proxy Statement and the Company’s 2021 Annual Report and view instructions on how to submit a proxy or voting instructions via the Internet or by touch-tone telephone. If shareholders wish to receive a paper copy of the Company’s proxy materials, please follow the instructions included in the Notice of Internet Availability. Shareholders who have elected not to receive a Notice of Internet Availability or delivery of their proxy materials electronically by e-mail will receive a printed copy of the proxy materials by mail.

PURPOSES OF THE MEETING

At the Annual Meeting, the Company’s shareholders will consider and vote upon the following matters:

(1)	Election of the five (5) director nominees named in this Proxy Statement to the Company’s Board of Directors for a one-year term expiring at the Company’s 2023 Annual Meeting of Shareholders;

(2)	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022;

(3)

Approval of the Amended and Restated EMCORE Corporation 2019 Equity Incentive Plan (the “Equity Plan”) to increase the number of shares of common stock available for issuance under the Equity Plan by 1.9 million shares;

(4)	Approval, on an advisory basis, of the executive compensation of the Company’s Named Executive Officers; and

(5)	Transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Unless contrary instructions are indicated on the proxy you submit, all shares represented by valid proxies received pursuant to this solicitation (and that have not been revoked in accordance with the procedures set forth below) will be voted in accordance with the recommendation of the Board of Directors as follows:

•	FOR ALL with respect to the election to the Board of Directors of the five (5) nominees for director named in this Proxy Statement (Proposal I);

•	FOR ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022 (Proposal II);

•	FOR approval of the Amended and Restated EMCORE Corporation 2019 Equity Incentive Plan (Proposal III); and

•	FOR the approval, on an advisory basis, of the Company’s executive compensation (Proposal IV).

In the event a shareholder specifies a different choice by means of a properly submitted proxy, such shareholder’s shares will be voted in accordance with the specification so made. In addition, your shares will be voted as the proxyholders may determine in their discretion upon any other proposals as may properly come before the Annual Meeting.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

As of the close of business on the Record Date, the Company had 37,277,592 shares of no par value common stock (“Common Stock”) outstanding. Each shareholder of record on the Record Date is entitled to one vote on all matters presented at the Annual Meeting for each share of Common Stock held by such shareholder. The presence, either in person or by properly executed proxy, of the holders of the majority of the shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Attendance at the Annual Meeting will be limited to shareholders as of the Record Date, their authorized representatives, and guests of the Company.

If your shares of Common Stock are registered directly in your name with American Stock Transfer & Trust Company, LLC (“AST”), as of the Record Date, you may vote:

(1)	By Internet: Go to www.proxypush.com/EMKR and follow the instructions;

(2)	By Telephone: Call toll-free to 1-855-635-6594 and follow the instructions;

(3)	By Mail: If you requested a copy of the proxy materials by mail, complete, sign, date and return your proxy card in the envelope supplied to you with the written proxy materials; or

(4)	In Person: Attend the Annual Meeting and vote by ballot provided at the Annual Meeting.

If your shares are held by a bank, broker or other nominee, you are a beneficial owner of those shares rather than a shareholder of record. If you are a beneficial owner, your bank, broker or other nominee will forward you the Notice of Internet Availability or a complete set of the proxy materials, together with a voting instruction form. As a beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following the voting instructions provided by your bank, broker or other nominee. Please refer to the proxy materials forwarded by your bank, broker or other nominee for instructions regarding the methods available to vote your shares (Internet, telephone or mail). Please note that if your shares of Common Stock are held by a bank, broker or other nominee and you wish to vote in person at the Annual Meeting, you must obtain a “legal proxy” from the bank, broker or other nominee that holds your shares giving you the right to vote in person at the Annual Meeting.

Except as noted below, if you are a holder of record, you may use the Internet or any touch-tone telephone to transmit your voting instructions or, if you received a printed set of the proxy materials, you may vote by mail by completing, signing, dating and returning the proxy card enclosed with the proxy materials you received before the polls close at the Annual Meeting. If you are a shareholder of record, your proxy, whether submitted by telephone, via the Internet or by mail, may nevertheless be changed or revoked at any time prior to the voting thereof at the Annual Meeting at your discretion either by (i) sending to the Company’s Secretary a written notice of revocation, (ii) by voting the shares covered thereby in person at the Annual Meeting or (iii) by submitting another proxy dated subsequent to the date of the initial proxy. Please note that attendance at the Annual Meeting will not by itself constitute revocation of a proxy. If you are a beneficial owner, please refer to the voting instructions provided by the bank, broker or other nominee that holds your shares for information about the deadline for voting and instructions on how to change or revoke any previously submitted voting instructions.

The vote required for approval of each of the proposals before the shareholders at the Annual Meeting is as follows (and as summarized in the table below):

For Proposal I — Election of Directors, the nominees for director will be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting. Each shareholder may vote the number of shares of Common Stock held as of the Record Date by that shareholder for the nominees or may withhold voting such shares from the nominees. The five nominees who receive the most votes that are properly cast at the Annual Meeting will be elected to the Board of Directors.

For each of Proposal II — Ratification of the Appointment of Independent Registered Public Accounting Firm, Proposal III — Approval of the Amended and Restated EMCORE Corporation 2019 Equity Incentive Plan and Proposal IV — Advisory Vote on Executive Compensation, an affirmative vote of a majority of the votes cast and entitled to vote on such proposal at the Annual Meeting is required to approve each such proposal. Each shareholder may vote for, vote against or abstain from voting on each of these proposals.

Proposal(s):	Vote Required:
Proposal I — Election of Directors	Plurality of the votes cast

  Proposal II — Ratification of the Appointment of Independent Registered

  Public Accounting Firm

  Proposal III — Approval of the Amended and Restated EMCORE

  Corporation 2019 Equity Incentive Plan

  Proposal IV — Advisory Vote on Executive Compensation

Affirmative vote of a majority of the votes cast and entitled to vote

A broker non-vote occurs when a broker, who has not received voting instructions from the beneficial owner of the shares, does not vote on a non-routine proposal because the broker does not have discretionary authority to vote on such proposal, but the broker does exercise its discretionary authority to vote the beneficial holder’s shares on at least one “routine” matter at the Annual Meeting. Proposal II — Ratification of the Appointment of Independent Registered Public Accounting Firm is considered a “routine” matter under applicable stock exchange rules while the other proposals at the Annual Meeting are considered “non-routine.” If you hold your shares through a broker and do not provide voting instructions to the broker, then under applicable stock exchange rules governing your broker, the broker may vote your shares in its discretion with respect to Proposal II above, but may not vote your shares with respect to any of the other proposals. If no voting instructions are received by the broker that holds your shares and your broker exercises its discretion to vote your shares on Proposal II, your shares will constitute a broker non-vote on each of Proposals I, III and IV.

In regards to Proposal I – Election of Directors, any shares not voted “FOR” a particular nominee (whether as a result of “withhold” votes or broker non-votes) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. In regards to each of Proposal III — Approval of the Amended and Restated EMCORE Corporation 2019 Equity Incentive Plan and Proposal IV — Advisory Vote on Executive Compensation, broker non-votes are not included in the tabulation of the voting results and, therefore, they do not have any effect on the voting results for these proposals. Broker non-votes do not exist for Proposal II — Ratification of the Appointment of Independent Registered Public Accounting Firm, as that proposal is considered a “routine” matter. Abstentions are not treated as votes cast at the Annual Meeting; and therefore, will have no effect on the outcome of the vote for any of Proposals II, III and IV. Withhold votes, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the meeting.

Please note that the proposals regarding the ratification of the appointment of our independent registered public accounting firm and approval of executive compensation are advisory only and will not be binding on the Company or the Board. The results of the votes on those advisory proposals will be taken into consideration by the Company, the Board or the appropriate committee of the Board, as applicable, when making future decisions regarding these matters.

INFORMATION CONCERNING THE PROXY SOLICITATION

The cost of preparing and making available this Proxy Statement, the Notice of Annual Meeting of Shareholders, and the proxy is borne by the Company. In addition to the use of the Internet, employees of the Company may solicit proxies personally and by telephone. The Company’s employees will receive no compensation for soliciting proxies other than their regular salaries. Solicitation of proxies may be made by additional mailings, electronic mail, telephone or in person by directors, officers or regular employees of the Company. The Company may request banks, brokers and other custodians, nominees, and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company will reimburse such persons for their expenses in so doing. We have also retained Alliance Advisors LLC to assist in the solicitation of proxies and related services, for a fee estimated to be approximately $15,000 plus an amount to cover expenses. In addition, we have agreed to indemnify Alliance Advisors LLC against certain liabilities arising out of or in connection with their engagement.

PROPOSAL I:

ELECTION OF DIRECTORS

Each of the incumbent directors on the Board standing for re-election, Mr. Stephen L. Domenik, Mr. Bruce E. Grooms, Ms. Noel Heiks, Mr. Rex S. Jackson and Mr. Jeffrey Rittichier, are being nominated for election to the Board for a one-year term (expiring in 2023) and until his or her respective successor is duly qualified and elected or until his death, retirement, resignation or removal. Any director elected to fill a vacancy of the Board will be elected to serve until the next annual meeting of shareholders. Mr. Stephen L. Domenik, Mr. Bruce E. Grooms, Ms. Noel Heiks, Mr. Rex S. Jackson and Mr. Jeffrey Rittichier are each a current director and have each consented to serve as a director if elected.

The following table sets forth certain information regarding each of the director nominees:

Name and Other Information	Age	Principal Occupation	Served as Director Since	Female	Racially/ Ethnically Diverse

Stephen L. Domenik (1)(3)(5)(6)(8)(10)	70	General Partner, Sevin Rosen Funds	2013

Rex S. Jackson (2)(4)(9)(10)	61	Chief Financial Officer, Chargepoint, Inc.	2015

Jeffrey Rittichier	62	Chief Executive Officer, EMCORE Corporation	2015

Bruce E. Grooms(7)(8)(10)	63	Former Vice President of U.S. Business Development Navy and Marine Corps Programs, Raytheon Corporation	2019

Noel Heiks(6)(9)(10)	51	Chief Executive Officer, Azultera Inc.	2019

(1)	Chairman of the Board
(2)	Chairman of Audit Committee
(3)	Chairman of Nominating and Corporate Governance Committee
(4)	Chairman of Compensation Committee
(5)	Chairman of Strategy and Alternatives Committee
(6)	Member of Audit Committee
(7)	Member of Nominating and Corporate Governance Committee
(8)	Member of Compensation Committee
(9)	Member of Strategy and Alternatives Committee
(10)	Determined by the Board of Directors to be an independent director according to the rules of The Nasdaq Stock Market LLC (“Nasdaq”) and the Company’s By-Laws

If any of the nominees shall become unable or unwilling for good cause to serve as director if elected, the proxies will be voted for the election of such other person as the Board of Directors may select to fill the vacancy or for the balance of the nominees, leaving a vacancy. The Board of Directors has no reason to believe that the director nominees for election at the Annual Meeting will be unwilling or unable to serve if elected as a director.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information with respect to members of the Company’s Board of Directors, including the nominees for election to the Board at the Annual Meeting, and the other executive officers of the Company. Ages are listed as of the Record Date. There are no family relationships among any of our directors or executive officers.

Directors

STEPHEN L. DOMENIK, 70, has served as a director of the Company since December 2013 and as Chairman of the Board since March 2020. Since 1995, he has been a General Partner with Sevin Rosen Funds, a venture capital firm, where he led numerous investments in private companies. Since December 2019, Mr. Domenik has served on the Board of Directors of Pre-Switch, Inc., a power architecture company that develops embedded artificial intelligence technology, and since March 2020, Mr. Domenik has served on the Board of Directors of Immersion Corporation (Nasdaq: IMMR), a developer and licensor of touch feedback technology, also known as haptic technology. Mr. Domenik served as interim Chief Executive Officer of Pixelworks, Inc. (Nasdaq: PXLW), a semiconductor company, from February to April 2016 and as a member of its board of directors from August 2010 to November 2016. Mr. Domenik previously served on the Boards of Directors of MoSys, Inc. (Nasdaq: MOSY), a publicly-traded IP-rich fabless semiconductor company, from June 2012 until August 2018, Radisys Corporation, a publicly-traded provider of technology for mobile networks, from February 2018 until December 2018, Meru Networks, Inc., a publicly-traded technology company, from January 2014 until it was acquired by Fortinet, Inc. in July 2015, NetLogic Microsystems, Inc., a publicly-traded fabless semiconductor company, from January 2001 until it was acquired by Broadcom Corporation in February 2012, and PLX Technology, Inc., a publicly-traded semiconductor company, from December 2013 until it was acquired by Avago Technologies in August 2014. He holds a B.S. in Physics and an M.S.E.E. from the University of California at Berkeley. Mr. Domenik’s expertise in corporate investments and strategic planning in the semiconductor industry, together with his experience serving as director of several other public and private companies, were the primary qualifications that the Board considered in concluding that he should serve as a director of our company.

BRUCE E. GROOMS, 63, has served as a director of the Company since June 2019. Mr. Grooms has extensive senior management and executive experience in both the private sector and the U.S. Navy. From 2015 until June 1, 2019, Mr. Grooms served as Technologies Corporation’s (“Raytheon”) Vice President of U.S. Business Development Navy and Marine Corps Programs, where he was responsible for identifying and pursuing U.S. Navy and Marine Corps business growth opportunities for Raytheon and was one of its primary contacts with Navy customers, pursuing opportunities in the evolving cyber area, undersea growth and next-generation strike weapons. Prior to joining Raytheon, Mr. Grooms served in the U.S. Navy, retiring as a Vice Admiral following a 35-year U.S. Navy career. Mr. Grooms’ U.S. Navy service included the positions of Deputy Chief of Staff for Capability Development at the NATO Allied Command Transformation, Joint Staff Director and Assistant Deputy for Operations, Plans and Strategy for the Chief of Naval Operations’ staff, and Deputy Director and subsequently Director of the Submarine Warfare Division. He also served as Senior Inspector for the Nuclear Propulsion Examining Board, Senior Military Assistant to the Under Secretary of Defense for Policy, and Company Officer and Commandment of Midshipmen at the U.S. Naval Academy. Mr. Grooms holds a B.S. degree in Aerospace Engineering from the U.S. Naval Academy and earned a master’s degree in national security and strategic studies from the Naval War College, graduating with distinction, and later attended Stanford University as a National Security Fellow. Mr. Grooms’ significant leadership experience, extensive knowledge of the defense industry and general business acumen were the primary qualifications that the Board considered in concluding that he should serve as a director of our company.

NOEL HEIKS, 51, has served as a director since September 2019. Ms. Heiks has extensive executive management and entrepreneurial experience in high tech companies, including defense and optoelectronics companies. In August 2021, Ms. Heiks founded and is now serving as Chief Executive Officer of Azultera Inc., a climate-smart agriculture company. Since June 2020, Ms. Heiks has served on the Board of Directors of Censys

Technologies Corporation, a developer of industrial drones and remote sensing solutions for unmanned aerial systems. From March 2018 to April 2019, Ms. Heiks served as President and Chief Operating Officer of Duos Technologies Inc., a leader in artificial intelligence and machine learning for inspection and security applications. From August 2017 until March 2018, Ms. Heiks served as Interim Chief Executive Officer of MVTRAK, an early stage health monitoring company. In 2008, Ms. Heiks founded Nuvotronics Inc., a manufacturer of radar and wireless systems for defense and telecom organizations, serving as its Chief Executive Officer and then board member until its eventual acquisition by Cubic Corporation in March 2019. In 1996, Ms. Heiks founded Haleos Inc., a manufacturer of microfabricated optoelectronics components, and served as its Vice President until its eventual acquisition by Rohm and Haas Co. in 2002, where she went on to serve as Marketing Director of Rohm and Haas Co. (now Dow Chemical Company) from 2002 until 2007. Ms. Heiks holds a B.S. degree in Physics and an M.S. degree in Electrical Engineering from Virginia Tech University and holds approximately 30 awarded or pending patents. Ms. Heiks’ extensive executive management and entrepreneurial experience in high tech companies, including defense and optoelectronics companies, and general business acumen were the primary qualifications that the Board considered in concluding that she should serve as a director of our company.

REX S. JACKSON, 61, has served as a director of the Company since December 2015. Since May 2018, Mr. Jackson has served as Chief Financial Officer (“CFO”) of Chargepoint Inc., a privately-held provider of charging solutions for electric vehicles. Mr. Jackson previously served as CFO of Gigamon Inc., a developer of network and security visibility solutions, from October 2016 until April 2018, as CFO of Rocket Fuel Inc. (Nasdaq: FUEL), an advertising technology company, from March 2016 to October 2016, and on the board of directors of Energous Corporation, a company that develops wireless charging technology, from March 2014 until August 2019. Prior to those roles, Mr. Jackson served as CFO of JDS Uniphase Corporation (Nasdaq: JDSU), a provider of network and service enablement solutions and optical products for telecommunications service providers, cable operators, and network equipment manufacturers, from January 2013 through September 2015, where he drove the separation of JDSU into two independent public companies in August 2015. Mr. Jackson joined JDSU in January 2011 as senior vice president, Business Services, with responsibility for corporate development, legal, corporate marketing and information technology. Prior to JDSU, Mr. Jackson served as CFO of Symyx Technologies, Inc. (Nasdaq: SMMX) from 2007 to 2010, where he led the company’s acquisition of MDL Information Systems and subsequent merger of equals with another public company. Mr. Jackson also previously served as acting CFO at Synopsys, Inc. and held executive positions with Avago Technologies Limited (now Broadcom Inc.), AdForce, Inc. and Read-Rite Corp. Mr. Jackson holds a B.A. degree from Duke University and earned his J.D. from Stanford University Law School. Mr. Jackson’s accounting and financial expertise, general business acumen, extensive knowledge of the fiber optics industry and significant executive leadership experience were the primary qualifications that the Board considered in concluding that he should serve as a director of our company.

JEFFREY RITTICHIER, 62, joined the Company as its Chief Executive Officer in January 2015 and was appointed to the Board effective January 2015. He has worked in the semiconductor industry for over 20 years, including over ten years in the optical communications industry. Most recently, Mr. Rittichier held the positions of President and Chief Executive Officer at Nanostatics Corporation, a producer of nanofiber technology, from April 2009 to December 2014. Prior to that, from November 2007 to April 2009, he served as President and Chief Operating Officer of the electrical testing company Epik Energy Solutions, L.L.C., a joint venture of Royal Dutch Shell and of NanoDynamics, Inc., focused on commercializing nanotechnology for the energy and petroleum industries. He has also served as Chief Executive Officer of Xponent Photonics, Inc., a manufacturer of surface-mount photonic components for optical assemblies, from October 2001 to November 2007. From April 1999 to October 2001, Mr. Rittichier was VP and General Manager of Lucent’s Access Business and Vice President of Marketing at Ortel Corporation, a supplier of optoelectronic components in the cable television, satellite communications, wireless, data communications and telecommunications markets. Mr. Rittichier holds a B.S. in Mechanical Engineering from The Ohio State University. He was awarded the title of Distinguished Alumnus by Ohio State University’s College of Engineering in 2011 and has completed the Financial Management Program and Director’s College at Stanford University. Mr. Rittichier’s experience as a 20-year veteran in the semiconductor industry with a demonstrated track record of identifying and realizing optical networking growth opportunities were the primary qualifications that led the Board to conclude that he should serve as a director of our company.

Non-Director Executive Officers

TOM MINICHIELLO, 62, joined the Company as Chief Financial Officer in August 2019. Prior to taking this position, Mr. Minichiello was Senior Vice President, Chief Financial Officer, Treasurer, and Secretary of Westell Technologies Inc., a supplier of communication network infrastructure and remote monitoring solutions. Previously, he was at Tellabs Inc., an optical networking equipment provider, where his positions included interim Chief Financial Officer, Vice President of Finance and Chief Accounting Officer, Vice President of Financial Operations, and Vice President of Finance for North America. Prior to Tellabs, Mr. Minichiello served in various leadership roles at Andrew Corporation (now CommScope Inc.), Phelps Dodge, Otis Elevator Company, and United Technologies Corporation. He began his career in the finance organization at Sterling Drug, Inc.. Mr. Minichiello holds a Master of Business Administration in Entrepreneurship and Operations Management from DePaul University, a Master of Science in Accounting from the University of Hartford, and a Bachelor of Arts in Economics from Villanova University, and is a Certified Public Accountant.

ALBERT LU, 45, was appointed the Company’s Senior Vice President of Engineering in March 2017, where he is focused on revamping EMCORE’s manufacturing systems through use of automation and data analytics. Since 2005, Mr. Lu has defined and implemented EMCORE’s China strategy, building the China organization from its nascent stages as a design center, to its current state as an EMCORE manufacturing center. Mr. Lu was appointed General Manager of EMCORE China in 2011 and served in this capacity until June 2015, when he was appointed as VP, Manufacturing Engineering, for which he served until his appointment as SVP, Engineering in March 2017. From 1999 through 2005, Mr. Lu served as a customer-focused Design Engineer at EMCORE, driving development of a variety of mixed-signal optical communication products. Mr. Lu received both his Bachelor of Science and Master of Science degrees in Electrical Engineering from the Massachusetts Institute of Technology and is an alumnus of the Stanford Executive Program.

IAIN BLACK, 57, was appointed to serve as the Company’s Senior Vice President, Operations, effective April 2018. From May 2017 until April 2018, Mr. Black served as the Company’s Vice President, Wafer Fab Operations. From September 2014 to April 2017, he served as Senior Director of Operations of Lumileds (formerly known as Philips Lumileds Lighting Company LLC), a leading LED manufacturer (“Lumileds”). Prior to assuming this role, he served as Vice President of Worldwide Manufacturing Engineering of Lumileds from 2010 to September 2014 and Vice President, San Jose Manufacturing of Lumileds from 2008 to 2010. Prior to his service at Lumileds, Mr. Black served as a manager in wafer fab Engineering and Operations at Anadigics, Inc., a worldwide provider of semiconductor solutions to the broadband wireless and wireline communications markets from 2000 to 2008. Mr. Black has a BSc in Electrical  & Electronic Engineering from the University of Dundee in Scotland.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR ALL” OF THE DIRECTOR NOMINEES LISTED ABOVE UNDER PROPOSAL I FOR ELECTION TO THE BOARD OF DIRECTORS AT THE ANNUAL MEETING. Unless otherwise instructed, the proxyholders will vote all properly submitted proxies “FOR ALL” of the director nominees listed above under Proposal I.

GOVERNANCE OF THE COMPANY

Board of Directors

The Board of Directors oversees the Company’s business and affairs pursuant to the New Jersey Business Corporation Act and the Company’s Certificate of Incorporation and By-Laws, as amended. The Board of Directors is the ultimate decision-making body of the Company, except on matters reserved for the shareholders.

Board Leadership Structure

The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman of the Board and Chief Executive Officer of the Company in any way that is in the best interests of the Company and the shareholders at a given point in time. The Board believes that the decision as to who should serve as Chairman of the Board and Chief Executive Officer, and whether these offices should be combined or separate, should be assessed periodically by the Board, and that the Board should not be constrained by a rigid policy mandating that such positions be separate. The Company currently separates the roles of Chief Executive Officer and Chairman of the Board. Mr. Domenik, an independent director, currently serves as Chairman of the Board.

The Board recognizes that the roles of Chief Executive Officer and Chairman of the Board are distinct. While the Chief Executive Officer is responsible for setting the strategic direction for the Company and for the day-to-day leadership and performance of the Company, the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for, and presides over, meetings of the Board of Directors. The Board believes that participation of the Chief Executive Officer as a director, while keeping the roles of Chief Executive Officer and Chairman of the Board distinct, provides the proper balance between independence and management participation at this time. By having a separate Chairman of the Board, the Company maintains an independent perspective on the Company’s business affairs, and at the same time, through the Chief Executive Officer’s participation as a director, the Board receives valuable experience regarding the Company’s business and maintains a strong link between management and the Board, which promotes clear communication, enhances strategic planning, and improves implementation of corporate strategies.

The independent directors who chair the Company’s Audit, Compensation, Nominating and Corporate Governance, and Strategy and Alternatives Committees also provide leadership to the Board in their assigned areas of responsibility. The Board believes that the independent governance of the Board is safeguarded through:

•	the separation of the roles of Chairman of the Board and Chief Executive Officer;

•	the independence of directors constituting a supermajority (80%) of the current members of the Board;

•	the use of a Lead Independent Director when the Chairman of the Board is not an independent director;

•	the independence of the chairs and other Board committee members; and

•	the holding of regular executive sessions of the non-management directors.

The Company will continue to review its Board structure to ensure that it is in the best position to deliver value to its shareholders, key stakeholders and the communities in which the Company operates.

2018 Amendments to Certificate of Incorporation and By-Laws

Following approval by the Company’s shareholders at the Company’s 2018 Annual Meeting of Shareholders, the Company amended its Certificate of Incorporation in March 2018, and made corresponding amendments to its By-Laws, to (i) declassify the Company’s Board of Directors and (ii) eliminate the supermajority voting requirements applicable to certain provisions of the Certificate of Incorporation. Declassification of the Company’s Board of Directors has been phased-in over a three-year period with all directors elected annually beginning with the 2021 Annual Meeting of Shareholders held on March 19, 2021. Each of the amendments are expected to provide increased director accountability and greater shareholder participation in the corporate governance of the Company.

Corporate Governance Guidelines

The Company’s Corporate Governance Guidelines, together with the Company’s Certificate of Incorporation, By-Laws, as amended, and the charters of the Board’s committees, provide the framework for the governance of the Company. The Corporate Governance Guidelines address, among other things, Board composition and operations, expectations of directors, succession planning, and communications to the Board. In September 2016, in connection with its annual review of the Company’s Corporate Governance Guidelines, the Board, following the recommendation of the Nominating and Corporate Governance Committee, approved several updates to memorialize its governance policies, including:

•	limiting the number of public company boards on which a director may serve to five;

•	documenting in the Governance Guidelines an existing provision of the By-Laws that limits the number of consecutive years an independent director may serve on the Board to ten years;

•	charging the Board, through its Compensation Committee, with reviewing the Company’s succession plan for the Chief Executive Officer and general management; and

•	requiring that the Board and each Board committee perform an annual self-evaluation.

The full text of the Corporate Governance Guidelines is available by clicking on the Corporate Governance link included in the Investors tab of the Company’s website (www.emcore.com).

Code of Ethics

The Company has adopted a code of ethics entitled “EMCORE Corporation Code of Business Conduct and Ethics,” which is applicable to all employees, officers, and directors of the Company. In addition, the Company has adopted a Code of Ethics for Financial Professionals, which applies to the Chief Executive Officer, Chief Financial Officer, Vice Presidents of Finance, Controllers and Assistant Controllers of the Company. The full text of both the Code of Business Conduct and Ethics and the Code of Ethics for Financial Professionals is available by clicking on the Corporate Governance link in the Investors tab of the Company’s website (www.emcore.com). The Company intends to disclose any changes in or waivers from either of its codes of ethics for its directors and executive officers, to the extent disclosure is required by the applicable rules of the SEC and Nasdaq, by posting such information on its website at www.emcore.com or by filing a Current Report on Form 8-K.

Related Person Transaction Approval Policy

The Company’s Code of Business Conduct and Ethics sets forth the Company’s written policy for the review and approval of related person transactions. A related person is defined by applicable SEC rules as any executive officer, director or director nominee, any person who is known to be a beneficial owner of more than five percent (5%) of the voting securities of the Company, and any immediate family member of any of the foregoing persons.

A related person transaction is defined under applicable SEC rules as any financial or other transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which the Company (or a subsidiary) would be a participant and the amount involved would exceed $120,000, and in which any related person would have a direct or indirect material interest. A related person will not be deemed to have a direct or indirect material interest in a transaction if the interest arises only from the position of the person as a director of another corporation or organization that is a party to the transaction or the direct or indirect ownership by such person and all the related persons, in the aggregate, of less than 10 percent of the equity interest in another person (other than a partnership) which is a party to the transaction. In addition, certain interests and transactions, such as director compensation that has been approved by the Board, transactions where the rates or charges are determined by competitive bid and compensatory arrangements solely related to employment with the Company (or a subsidiary) that have been approved by the Compensation Committee, are not subject to the policy.

The Board of Directors has delegated to the Audit Committee the responsibility for reviewing, approving and, where applicable, ratifying material related person transactions involving the Company’s directors or executive officers or their respective immediate family members or affiliated entities. If a member of the Audit Committee has an interest in a related person transaction, then he or she will not participate in the review process.

In considering the appropriate action to be taken regarding a related person transaction, the Audit Committee or the Board (as the case may be) will consider the best interests of the Company, whether the transaction is fair to the Company and serves a compelling business reason, and any other factors that it deems relevant. As a condition to approving or ratifying any related person transaction, the Audit Committee may impose whatever conditions and standards it deems appropriate, including periodic monitoring of ongoing transactions.

The Company’s Code of Business Conduct and Ethics also includes the Company’s Conflicts of Interest Policy, among other policies. The Conflicts of Interest Policy provides, among other things, that conflicts of interest exist where the interests or benefits of one person or entity conflict with the interests or benefits of the Company. The Code of Business Conduct and Ethics also provides restrictions on outside directorships, business interests and employment, and receipt of gifts and entertainment and requires that all material violations of the Company’s Code of Business Conduct and Ethics or matters involving financial or legal misconduct be reported to the Company’s Audit Committee on at least a quarterly basis, or more frequently depending upon the level of severity of the violation.

Directors and executive officers are also required to disclose potential and existing related person transactions on a quarterly basis and in Directors and Officers Questionnaires completed annually.

There are no related person transactions or conflicts of interest that have occurred since October 1, 2020.

Director Independence

The Board of Directors reviews the independence, and any possible conflicts of interest, of directors and director nominees at least annually. The Board of Directors has affirmatively determined that Messrs. Domenik, Grooms and Jackson and Ms. Heiks are independent under the listing standards applicable to the Company pursuant to the Nasdaq rules, comprising a supermajority (80%) of the Board. Mr. Rittichier, as the Company’s Chief Executive Officer, is not independent under the Nasdaq rules.

In addition to the Nasdaq listing standard rules, the Company’s By-Laws require that a majority of the Board be independent pursuant to certain additional criteria that, in many cases, are not included within the requirements of the Nasdaq rules. For example, a director is not considered independent for purposes of the By-Laws if, in the past three years, the director or any of his or her family members: (i) has received any remuneration as an advisor, consultant or legal advisor to the Company or any of its subsidiaries, affiliates, executive officers or to any other director of the Company; (ii) has an agreement with the Company or any of its subsidiaries or affiliates for personal services or has engaged in any transaction or business relationship with the Company or its subsidiaries or affiliates; or (iii) is affiliated with or employed by any present or former auditor for the Company. The Board of Directors has determined that each of Messrs. Domenik, Grooms and Jackson and Ms. Heiks are also independent directors within the meaning of the Company’s By-Laws. A copy of the Company’s By-Laws is posted in the Corporate Governance section on the Investors tab of the Company’s website (www.emcore.com).

In making its independence determination, the Board considers the responses of each director and executive officer to an annual Directors and Officers Questionnaire, in which each director answers specific questions to facilitate an evaluation of the director’s independence and each director and executive officer discloses, among other things, information about the following: his or her employment or other occupation; service on the boards or committees of other companies (both public and private); service as a director, trustee or executive officer in any charitable organizations; service of a family member as an officer in any company (public or private) or charitable organizations; relationships by blood, marriage or adoption among directors or executive officers of the Company; related person transactions with the Company; legal proceedings involving the Company; indebtedness to the Company; or prior arrangements and understandings with respect to the selection of directors or executive officers of the Company. Following a review of these Questionnaires, the Company did not identify any transactions, relationships or arrangements engaged in by these directors or in which they participated (directly or indirectly) to be considered by the Board of Directors in making its independence determination.

The Board of Directors’ Role in Risk Oversight

Risk is inherent in business. The Board of Directors recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to the Company and its shareholders. While the Chief Executive Officer and other members of our senior leadership team are responsible for the day-to-day management of risk, the Board of Directors takes an active role in risk management and is responsible for (i) overseeing the Company’s aggregate risk profile, and (ii) assisting management in addressing specific risks, such as strategic and competitive risks, financial risks, brand and reputation risks, legal risks, regulatory risks, and operational risks.

The Board believes that its current leadership structure has facilitated its oversight of risk by combining independent leadership, through the separation of the roles of Chief Executive Officer and Chairman of the Board, independent Board committees, and majority independent Board composition. The Chairman of the Board, independent committee chairs and members, and other directors are also experienced professionals or executives who can and do raise issues for Board consideration and review and who are willing to challenge management when necessary. The Board believes there has been a well-functioning and effective balance between the Chairman of the Board, non-management Board members, and the Chief Executive Officer, which enhances risk oversight.

The Board of Directors exercises its oversight responsibility for risk both directly and through its standing committees. Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics. The full Board is kept informed of each committee’s risk oversight and related activities, and committee meeting minutes are available for review by all directors. Strategic, operational and competitive risks also are presented and discussed at the Board’s quarterly meetings, and more often as necessary. On at least an annual basis, the Board reviews our long-term strategic plans. In addition, at least quarterly, or more often as necessary, the Board receives a briefing on material legal and regulatory matters.

The Audit Committee is responsible for reviewing our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk, key operational risks, related party transactions, and other potential conflicts of interest. The Audit Committee meets periodically in separate executive session with the Chief Financial Officer and the independent auditor, as well as with committee members only, to facilitate a full and candid discussion of risk and other issues. The Audit Committee is also responsible for overseeing the Company’s cybersecurity policies and procedures, and the Company’s senior leadership briefs the Audit Committee on information security matters at least annually. The Company maintains an information security training and compliance program and an information security risk insurance policy, and we are compliant with DFARS 252.204-7012 and DFARS 252.204-7020 and have a compliant NIST SP 800-171 self-assessment status. The Company has not experienced any information security breaches and has not incurred any net expenses from information security breaches in the last three years.

The Compensation Committee is responsible for overseeing human capital and compensation risks, including evaluating and assessing risks arising from our compensation policies and practices for all employees and ensuring executive compensation is aligned with performance. The Compensation Committee also is charged with monitoring our incentive and equity-based compensation plans, including employee retirement and benefit plans. In addition, the Compensation Committee is responsible for overseeing risks associated with succession planning for the Board.

The Nominating and Corporate Governance Committee oversees risks related to our overall corporate governance, including Board and committee composition, Board size and structure, and director independence.

The Strategy and Alternatives Committee oversees risks related to the Company’s strategic opportunities and alternatives which may be relevant to the Company’s business.

In addition to the responsibilities undertaken by the committees discussed above, the Board committees may have oversight of specific risk areas consistent with the committees’ charters and responsibilities.

Board Meetings and Attendance

The Board of Directors held nine (9) regularly scheduled and special meetings during fiscal 2021. During fiscal 2021, all directors of the Company attended at least seventy-five percent (75%) of the aggregate meetings of the Board and committees on which they served during their tenure on the Board.

Board Committees

Audit Committee

The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Domenik, Ms. Heiks and Mr. Jackson (chairman) currently serve as members of the Audit Committee. Each member of the Audit Committee is an independent director within the meaning of applicable Nasdaq and SEC rules. The Board of Directors has determined that Mr. Jackson is an audit committee financial expert within the meaning of SEC rules.

The Audit Committee is responsible for, among other things: (i) reviewing the financial information that will be provided to the Company’s shareholders and overseeing the accounting and financial reporting processes of the Company performed by management, the audits of the financial statements of the Company and the Company’s systems of internal controls; (ii) the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm, including reviewing its independence, qualifications and performance; (iii) overseeing the internal audit function of the Company; and (iv) reviewing compliance by the Company with legal and regulatory requirements. The Audit Committee is also responsible for overseeing the Company’s cybersecurity policies and procedures.

A copy of the Charter of the Audit Committee is posted in the Corporate Governance section on the Investors tab of the Company’s website (www.emcore.com). The Audit Committee met eight (8) times during fiscal 2021.

Compensation Committee

The Compensation Committee evaluates the performance of the Chief Executive Officer and other executive officers and reviews and approves their compensation. Messrs. Domenik, Grooms and Jackson (chairman) currently serve as members of the Compensation Committee. The processes and procedures for the review and approval of executive compensation are described in the Compensation Discussion and Analysis section of this Proxy Statement. In addition, the Compensation Committee has responsibility for recommending to the Board the level and form of compensation and benefits for directors. It also administers the Company’s incentive compensation plans and is responsible for setting the compensation and benefits for the Company’s executives. Additionally, the Compensation Committee is responsible for executive officer development and retention and corporate succession plans for the Chief Executive Officer. A copy of the Charter of the Compensation Committee is posted in the Corporate Governance section on the Investors tab of the Company’s website (www.emcore.com). The Compensation Committee met five (5) times during fiscal 2021.

To the extent consistent with its obligations and responsibilities, the Compensation Committee may form subcommittees of one or more members of the Compensation Committee and delegate its authority to the subcommittees as it deems appropriate. The Compensation Committee has the authority to retain and terminate external advisors in connection with the discharge of its duties.

During fiscal 2021, the Compensation Committee engaged Compensia, Inc. (“Compensia”), an independent compensation consultant, to conduct a review of the Company’s peer group of companies (the “Peer Group”) and conduct a compensation survey of executive compensation and Board of Directors’ compensation utilizing the Peer Group. For more information regarding the services provided by Compensia, see the “Compensation Discussion and Analysis — Role of Compensation Consultant” section of this Proxy Statement. The Compensation Committee has assessed the independence of Compensia and concluded that its engagement of Compensia does not raise any conflict of interest with the Company or any of its directors or executive officers.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies and recommends new members to the Company’s Board of Directors and has responsibility for certain corporate governance matters. Mr. Domenik (chairman) and Mr. Grooms currently serve as members of the Nominating and Corporate Governance Committee. A copy of the Charter of the Nominating and Corporate Governance Committee is posted in the Corporate Governance section on the Investors tab of the Company’s website (www.emcore.com). The Nominating and Corporate Governance Committee met four (4) times during fiscal 2021.

In performing its responsibilities relating to the identification and recommendation of new directors, the Nominating and Corporate Governance Committee has not established specific minimum age, education, experience or skill requirements for potential director nominees. When considering a potential director candidate, the Nominating and Corporate Governance Committee considers the candidate’s individual skills and knowledge, including experience in business, finance, or administration, familiarity with national and international business matters, and appreciation of the relationship of the Company’s business to changing needs in our society. The Nominating and Corporate Governance Committee also carefully considers any potential conflicts of interest. All nominees must possess demonstrated character, good judgment, integrity, relevant business, functional and industry experience, and a high degree of acumen. Although the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity in identifying nominees for director, the Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse board and considers diversity as a factor when identifying and evaluating candidates for membership on our Board, including in connection with its efforts to seek additional female candidates and candidates from unrepresented communities that it believes have the requisite qualifications and experience to join the Board. The Nominating and Corporate Governance Committee utilizes a broad conception of diversity, including professional and educational background, prior experience on other boards of directors (both public and private), political and social perspectives as well as race, gender and national origin. Utilizing these factors, and the factors described above, the Nominating and Corporate Governance Committee makes recommendations, as it deems appropriate, regarding the composition and size of the Board. The priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board may change from time to time to take into account changes in business and other trends and the portfolio of skills and experience of current and prospective Board members.

The Nominating and Corporate Governance Committee identifies potential candidates from a number of sources, including current members of the Board and, if the Nominating and Corporate Governance Committee so

chooses, third party search firms. The Nominating and Corporate Governance Committee may also consider candidates proposed by management or by shareholders. After the Nominating and Corporate Governance Committee’s initial evaluation of a candidate, if that candidate is still of interest to the Nominating and Corporate Governance Committee, one or more designated members of the Board will interview the candidate. Additional interviews by other Board members and/or senior management may take place and other screening processes may be undertaken. The Nominating and Corporate Governance Committee will meet to finalize its recommended candidates, which will be submitted to the entire Board for consideration. All candidates who are recommended by the Nominating and Corporate Governance Committee and approved by the Board are then included as nominees in the first proxy statement following their appointment or nomination and each year thereafter.

The Nominating and Corporate Governance Committee will consider suggestions from shareholders regarding possible director candidates for election at future annual meetings of shareholders or in the event of a vacancy on the Board of Directors. The Nominating and Corporate Governance Committee evaluates director candidates recommended by shareholders in the same way that it evaluates candidates recommended by other sources as described above. Such suggestions must contain (1) all information for each nominee required to be disclosed in a proxy statement for the election of directors pursuant to applicable rules of the SEC, (2) the name and address of the shareholder making the recommendation, the number of shares of Common Stock beneficially owned by the shareholder as of the date the shareholder gives notice and the length of ownership, (3) the name, age and address of the director candidate and a description of the director candidate’s business experience for at least the previous five years, (4) the number of shares of Common Stock beneficially owned by the director candidate, and (5) the written consent of the director candidate to serve as a director if elected. The Nominating and Corporate Governance Committee may require additional information as it deems reasonably necessary to determine the eligibility of the director candidate to serve as a member of our Board of Directors. To be considered for possible nomination by the Board at the next annual meeting of shareholders, such suggestions must be submitted to the Company’s Secretary no later than September 30 prior to the next annual meeting of shareholders (i.e., September 30, 2022 for the Company’s 2023 annual meeting of shareholders). Shareholders who wish to nominate a person for election as a director at a meeting of shareholders (as opposed to making a recommendation to the Nominating and Corporate Governance Committee as described above) must deliver written notice to the Company’s Secretary in accordance with the procedures and timing set forth in the Company’s By-Laws, as discussed in the section of this Proxy Statement entitled “General Matters — Shareholder Proposals” below.

The Nominating and Corporate Governance Committee is also responsible for certain corporate governance matters, including:

•	making recommendations to the Board regarding the membership and chairpersons of each Board committee;

•	ensuring that the requisite number of directors meet the applicable independence requirements contained in the Nasdaq listing standards, SEC rules and the Company’s By-Laws;

•	developing and overseeing the process for completing annual Board and Board committee evaluations; and

•	periodically reviewing and recommending updates to the Corporate Governance Guidelines and addressing any other corporate governance issues that may arise from time to time.

When appropriate, the Nominating and Corporate Governance Committee may form subcommittees of one or more of its members and delegate its authority to these subcommittees as it deems appropriate.

Strategy and Alternatives Committee

The purpose of the Strategy and Alternatives Committee is to oversee the Company’s strategic plan, working with management to define and set strategic goals and expectations for the Company, to evaluate strategic opportunities and alternatives available to the Company, including potential mergers, acquisitions, divestitures and other key strategic transactions outside the ordinary course of the Company’s business, and to perform any other activities or responsibilities as may be delegated to the Committee from time to time by the Board. Mr. Domenik (chairman), Ms. Heiks and Mr. Jackson currently serve as members of the Strategy and Alternatives Committee. A copy of the Charter of the Strategy and Alternatives Committee is posted in the Corporate Governance section of the Investors tab of the Company’s website (www.emcore.com).

Board Attendance at Annual Meetings

The Company requires members of the Board of Directors to attend the Company’s Annual Meetings of Shareholders, absent extraordinary circumstances. All of the then-current members of the Board of Directors attended the 2021 Annual Meeting of Shareholders by videoconference, due to travel limitations imposed by the outbreak of COVID-19.

Annual Board Evaluations

Pursuant to our Corporate Governance Guidelines and the charter of the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee oversees an annual evaluation of the performance of the Board and each committee of the Board. The evaluation process is facilitated by outside legal counsel and is designed to assess the overall effectiveness of the Board and its committees and to identify opportunities for improving Board and Board committee operations and procedures. The annual evaluations are generally conducted in the first quarter of each calendar year and the results of the annual evaluation are reviewed and discussed by the Board.

Management Succession Planning

The Compensation Committee is responsible for reviewing the Company’s succession plan for the Chief Executive Officer and general management. In performing these functions, the Compensation Committee, with the assistance of the Chief Executive Officer, periodically assesses senior managers and their succession potential.

Shareholder Communications with the Board

Shareholders may communicate with the Company’s Board of Directors through its Secretary by writing to the following address: Board of Directors, c/o The Secretary, EMCORE Corporation, 2015 W. Chestnut Street, Alhambra, CA, 91803. The Company’s Secretary will forward all correspondence to the Board of Directors, except for junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate or redundant material. The Company’s Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response. A Board member may request to see all shareholder communications at any time.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2021

The Company compensates each non-employee director for service on the Board of Directors. The following table presents director compensation information for fiscal 2021 for the Company’s non-employee directors who served during any part of fiscal 2021.

Name(1)	Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)		Total ($)
Stephen L. Domenik	74,500	(3)	352,500	(4)	427,000
Bruce E. Grooms	51,500		225,000	(5)	276,500
Noel Heiks	56,500		225,000	(5)	281,500
Rex S. Jackson	76,000		225,000	(5)	301,000

(1)

The compensation paid to Jeffrey Rittichier, the Company’s Chief Executive Officer, is not included in this table because he was an employee of the Company during his service as director and received no compensation for his service as director. Mr. Rittichier’s compensation is disclosed in the Summary Compensation Table below.

(2)

The amounts in this column reflect the grant date fair value of the stock awards granted during fiscal 2021 for services rendered or to be rendered for the period of March 19, 2021 through March 10, 2022, payment of which was made in restricted stock units granted on March 19, 2021 that vests to one-third of the underlying shares on each of the first three anniversaries of the grant date (or, if the Company’s next annual meeting of shareholders for the applicable year occurs prior to such vesting date, on the day prior to that annual meeting), subject to the director’s continued service on the Board through such date. The grant date fair value of the stock awards was determined in accordance with FASB Accounting Standards Codification No. 718 — “Compensation — Stock Compensation” (without regard to estimated forfeitures related to a service based condition) (“ASC 718”). As of September 30, 2021, each non-employee director held the following number of unvested restricted stock units: Mr. Domenik (52,690); Mr. Grooms (33,632); Ms. Heiks (33,632) and Mr. Jackson (33,632).

(3)

Pursuant to elections made by Mr. Domenik, a portion of these fees in an aggregate amount equal to $49,226 was paid to Mr. Domenik in the form of shares of the Company’s common stock, based on the per share closing price on the last date of the applicable quarter for which the shares were issued, in lieu of the corresponding cash payment.

(4)

Includes: (i) $225,000 worth of Common Stock received as the 3-Year Equity Award for service as a director for the period of March 19, 2021 through March 18, 2024 (or, if the Company’s 2024 annual meeting of shareholders occurs prior to such date, on the day prior to the 2024 annual meeting); and (ii) $127,500 worth of Common Stock received as the 3-Year Chairperson Equity Award for the director’s service as Chairman of the Board for the period of March 19, 2021 through March 18, 2024 (or, if the Company’s 2024 annual meeting of shareholders occurs prior to such date, on the day prior to the 2024 annual meeting).

(5)

Represents $225,000 worth of Common Stock received as the 3-Year Equity Award for service as a director for the period of March 19, 2021 through March 18, 2024 (or, if the Company’s 2024 annual meeting of shareholders occurs prior to such date, on the day prior to the 2024 annual meeting).

With respect to the fees earned or paid in cash as reflected in the table above, fees were earned and paid on the following basis:

Name	Retainer ($)	Audit Committee ($)	Compensation Committee ($)	NCG Committee ($)	Strategy Committee ($)	Total ($)
Stephen L. Domenik	43,500	10,000	5,000	8,000	8,000	74,500	(1)
Bruce E. Grooms	43,500	—	5,000	3,000	—	51,500
Noel Heiks	43,500	10,000	—	—	3,000	56,500
Rex S. Jackson	43,500	20,000	9,500	—	3,000	76,000

(1)

Pursuant to elections made by Mr. Domenik, a portion of these fees in an aggregate amount equal to $49,226 was paid to Mr. Domenik in the form of shares of the Company’s common stock, based on the per share closing price on the last date of the applicable quarter for which the shares were issued, in lieu of the corresponding cash payment.

Director Compensation Policy

From March 2017 until March 2021, the Company’s Director Compensation Policy (the “Director Compensation Policy”) entitled each director to the following compensation for their service as a member of the Board:

Cash Compensation
All Board Members
Annual Cash Retainer	$37,000
Board Committee Chairpersons
Annual Audit Committee Chairperson Retainer	$20,000
Annual Compensation Committee Chairperson Retainer	$9,500
Annual Nominating and Corporate Governance Committee Chairperson Retainer	$8,000
Annual Strategy and Alternatives Committee Chairperson Retainer	$8,000
Other Board Committee Members
Annual Audit Committee Member Retainer	$10,000
Annual Compensation Committee Member Retainer	$5,000
Annual Nominating and Corporate Governance Committee Member Retainer	$3,000
Annual Strategy and Alternatives Committee Member Retainer	$3,000

Equity Compensation
Annual Equity Award	$54,000
Annual Chairperson Equity Award	$42,500

In December 2020, the Board approved the following changes to the Director Compensation Policy, in each case effective immediately prior to the Company’s 2021 Annual Meeting of Shareholders held on March 19, 2021: (i) the annual cash retainer payable to each non-employee director was increased from $37,000 to $50,000 per year; and (ii) in lieu of the Annual Equity Award and Annual Chairperson Equity Award referenced above, each non-employee director would be granted, once every three years, an equity award with a grant date fair value of $225,000 (or $352,500 in the case of the grant made to the Chairperson), with such award vesting as to 1/3 of the shares underlying the award on each of the first three anniversaries of the grant date (or, if the Company’s corresponding annual meeting of shareholders in the applicable year occurs prior to such vesting date, on the day prior to that annual meeting), subject to the non-employee director’s continued service on the Board through such vesting date. As a result of these changes, beginning in March 2021, the Director Compensation Policy entitled each director to the following compensation for their service as a member of the Board:

Cash Compensation
All Board Members
Annual Cash Retainer	$50,000
Board Committee Chairpersons
Annual Audit Committee Chairperson Retainer	$20,000
Annual Compensation Committee Chairperson Retainer	$9,500
Annual Nominating and Corporate Governance Committee Chairperson Retainer	$8,000
Annual Strategy and Alternatives Committee Chairperson Retainer	$8,000
Other Board Committee Members
Annual Audit Committee Member Retainer	$10,000
Annual Compensation Committee Member Retainer	$5,000
Annual Nominating and Corporate Governance Committee Member Retainer	$3,000
Annual Strategy and Alternatives Committee Member Retainer	$3,000

Equity Compensation
3-Year Equity Award	$225,000
3-Year Chairperson Equity Award	$127,500

Under the Director Compensation Policy in effect beginning in March 2021, the equity awards referenced above are granted, every three years, in the form of restricted stock units immediately following the Company’s annual meeting of shareholders to each director then in office, in a number of restricted stock units equal to $225,000 (or $352,500 in the case of the grant made to the Chairperson), divided by the per-share closing price of the Company’s Common Stock on the date of such annual meeting. The restricted stock units will vest as to one third of the shares underlying the award on each of the first three anniversaries of the grant date (or, if the Company’s corresponding annual meeting of shareholders occurs prior to such vesting date, on the day prior to that annual meeting), subject to the non-employee director’s continued service on the Board through such vesting date. In the event a non-employee director or Chairman joins the Board on a date other than the date of an annual meeting of the Company’s shareholders, the equity compensation is prorated based on the number of calendar months that have elapsed since the most recent annual meeting in which 3-Year equity awards were granted. Unvested equity awards will also vest in full upon a director’s earlier termination of service due to death or disability or upon a change of control of the Company.

Cash retainers are paid quarterly in arrears. If a non-employee director serves in the corresponding position for only a portion of the year, the cash retainers will be pro-rated (with the proration based on the number of calendar days in the quarter that the director served as a non-employee director or held the particular position, as the case may be). Any time that the Company’s trading window is open under the Company’s Executive Insider Trading Policy, a non-employee director may elect that all or a portion of his or her cash retainer be converted into fully vested shares of the Company’s common stock in a number of shares determined by dividing (i) the amount of the cash retainer for the applicable quarter by (ii) the per-share closing price of the Company’s common stock on the last trading day of the applicable quarter, with the result rounded down to the nearest whole share. Any such shares issued pursuant to such an election shall be issued under, and subject to the terms of, the Company’s 2019 Equity Incentive Plan or any other equity compensation plan approved by the Company’s shareholders and in effect at the time of grant.

In accordance with the Director Compensation Policy, on March 19, 2021, each non-employee director serving on the Board as of such date (other than Mr. Domenik) was granted 33,632 restricted stock units (calculated by dividing (a) the $225,000 3-Year Equity Award to which each director is entitled under the Director Compensation Policy by (b) $6.69, which was the closing share price of the Company’s Common Stock on March 19, 2021, rounded down to the nearest whole share) for services rendered from the period of March 19, 2021 through March 19, 2024 (or, if the Company’s 2024 annual meeting of shareholders occurs prior to such date, on the day prior to the 2024 annual meeting). Pursuant to the Director Compensation Policy, Mr. Domenik received 52,690 restricted stock units for his service as Chairman of the Board (calculated by (a) adding the $225,000 3-Year Equity Award to which each director is entitled under the Director Compensation Policy plus the $127,500 3-Year Equity Award to which the Chairman is entitled under the Director Compensation Policy, then (b) dividing by the $6.69 closing share price of the Company’s Common Stock on March 19, 2021. In all cases, these shares were granted under the Company’s 2019 Equity Incentive Plan. Pursuant to the Director Compensation Policy, all future director equity awards will be made under the Company’s 2019 Equity Incentive Plan or any other equity compensation plan approved by the Company’s shareholders and in effect at the time of grant. In accordance with the Director Compensation Policy, the next equity grants to current Board members are expected to occur in March 2024.

No director who is also an employee of the Company receives compensation for services rendered as a director.

Director Stock Ownership and Holding Requirements.

Our Board of Directors has a stock ownership policy for directors and executive officers. We believe that this policy aligns the interests of our directors with those of our shareholders by requiring directors to have direct ownership in shares of our Common Stock. The policy requires each of our non-employee directors to own shares of our Common Stock having a value equal to at least three times the annual cash retainer they receive (excluding retainers for committee members and chairpersons). Each director is required to be in compliance with the required minimum ownership levels within the later of (i) October 1, 2021 (approximately five years after adoption of the policy) or (ii) five years from the date such person is appointed as a director, and is required to retain at least 50% of the net after-tax shares received in respect of equity awards until he or she is in compliance.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the material elements of the Company’s executive compensation program and analyzes the compensation decisions made for the executive officers included in the Summary Compensation Table (the “Named Executive Officers”) for the fiscal year ended September 30, 2021 (“fiscal 2021”).

2021 Named Executive Officers

Our Named Executive Officers for fiscal 2021 were:

Jeffrey Rittichier — Chief Executive Officer (our “CEO”)

Tom Minichiello — Chief Financial Officer (our “CFO”)

Albert Lu — SVP, Engineering

Because we qualify as a “smaller reporting company”, we have only three Named Executive Officers for fiscal 2021.

Overview

In the fiscal year ended September 30, 2021 we achieved net income on a GAAP basis of approximately $25.6 million, our highest GAAP net income achieved since the fiscal year ended September 30, 2015, an increase of approximately $32.6 million from the approximately $(7.0) million of net loss for the fiscal year ended September 30, 2020 (“fiscal 2020”) and an increase of approximately $68.6 million from the approximately $(36.0) million of net loss for the fiscal year ended September 30, 2019 (“fiscal 2019”). Our consolidated revenue of approximately $158.4 million for fiscal 2021 was our highest consolidated revenue figure in a fiscal year since the fiscal year ended September 30, 2014, an increase of $48.3 million, or 44%, from the $110.1 million of consolidated revenue for fiscal 2020 and an increase of $71.1 million, or 81%, from the $87.3 million of consolidated revenue for fiscal 2019. We believe the actions initiated by the Company to transform our business that continued in fiscal 2021 are reflected in these significant improvements to the Company’s revenue, earnings and financial performance and position the Company well for the future. These actions include diversifying our revenues while reducing fixed costs. In addition, the Company continued to perform under challenging conditions caused by the Covid-19 pandemic, including challenges to our supply chain to meet significantly increased demand in our Broadband business.

Executive Compensation Program Highlights

Highlights of our executive compensation program include:

•	Performance-Based Incentive Plans:

•

During fiscal 2021, we continued to utilize our performance-based long-term equity award program that our Compensation Committee developed with Compensia, its independent compensation consultant. Under our program design, at least 50% of the target number of shares subject to equity awards granted to our Named Executive Officers consist of performance-based restricted stock units that will vest based on a combination of our relative total shareholder return over a three-year performance period and the executive’s continued employment with the Company.

•

During fiscal 2021, we continued with our performance-based annual incentive program design. With respect to each of our Named Executive Officers, including our CEO, 100% of the target bonus opportunity during fiscal 2021 was tied to the Company’s non-GAAP operating profit for fiscal 2021. Under our annual incentive program, bonus payouts for outperformance are capped at 120% of the target bonus amount to limit our executives’ maximum bonus potential.

•

We do not have any employment or severance agreements with our Named Executive Officers that provide for “single trigger” cash severance benefits. Our employment agreements with each of our CEO and CFO limit cash severance benefits for a qualifying termination of employment to a “1x” multiple, whether or not the qualifying termination of employment is in connection with a change in control. While the employment agreement with our CEO from December 2014 provides for “single trigger” acceleration and immediate vesting of 50% of his outstanding equity awards in the event of a change in control of the Company, we do not have any agreement with our CFO that provides for “single trigger” equity severance benefits. Mr. Lu is not subject to employment or severance agreements with the Company contractually entitling him to receive any severance benefits in connection with a termination of employment.

•	None of our Named Executive Officers is entitled to a “gross up” of any income or excise taxes.

•	We maintain a clawback policy with respect to incentive compensation as described in more detail below.

•	We maintain a stock ownership policy that subjects our Named Executive Officers and members of our Board of Directors to specified holding requirements.

•	Our Named Executive Officers and members of our Board of Directors are prohibited from engaging in hedging transactions and pledging transactions with respect to Company securities.

Objectives of the Company’s Executive Compensation Program

The Company’s executive compensation program is designed to:

•	attract, motivate, reward and retain highly qualified and talented individuals,

•	motivate executives to improve the overall performance and profitability of the Company and reward them when specific measurable results have been achieved,

•	encourage accountability by making executive compensation decisions based on each executive’s individual performance and contribution,

•

tie incentive awards to performance metrics that we believe drive the performance of the Company’s Common Stock over the long term to further reinforce the linkage between the interests of the Company’s shareholders and employees,

•	link executives’ interests with shareholders’ interests by generally providing a significant portion of targeted total direct compensation in the form of stock-based incentives, and

•	ensure compensation levels are both externally competitive and internally equitable.

Listening to Our Shareholders

Each year, we provide our shareholders the opportunity to cast an advisory vote on our executive compensation program. This annual vote is known as the “say-on-pay” proposal. At the Company’s 2021 Annual Meeting of Shareholders held on March 19, 2021, approximately 86.7% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. This say-on-pay result continued the strong support demonstrated by our say-on-pay votes for the four previous fiscal years, where over 90% of shareholders voted in favor of our say-on-pay proposal for each fiscal year. The Compensation Committee believes this high degree of support for our say-on-pay proposals in 2017, 2018, 2019, 2020 and 2021 reflects shareholders’ approval of the significant changes we made to our executive compensation program during the fiscal year ended September 30, 2016 (“fiscal 2016”) and that have been maintained through fiscal 2021.

We have continued to meet with a significant portion of our institutional shareholders who each individually hold more than 0.5% of our outstanding shares. In general, our shareholders have continued to react positively to our executive compensation and corporate governance practices. Our executive compensation programs have strong governance components that further strengthen our pay-for-performance compensation philosophy, including the following:

	Compensation Practice	Our Policies and Actions
✓	Independent Compensation Committee	Our Compensation Committee consists entirely of independent directors.
✓	Independent Compensation Consultant	Our Compensation Committee utilizes an independent compensation consultant, which is retained directly by the Compensation Committee and provides no other services to the Company’s management.
✓	Pay for Performance.

In fiscal 2021, 50% of the target number of shares subject to equity awards granted to our Named Executive Officers consisted of performance-based restricted stock units that will vest based on our relative total shareholder return over a three-year performance period.

Continued with our performance-based annual incentive program design. 100% of each Named Executive Officer’s cash bonus payment for fiscal 2021 was tied to the Company’s non-GAAP operating profit for fiscal 2021.

✓	Minimum Vesting Period for Equity Awards

At the 2019 Annual Meeting of Shareholders, the Company’s shareholders, upon the recommendation of the Board, approved the Company’s 2019 Equity Incentive Plan, which requires substantially all awards granted under the 2019 Equity Incentive Plan to have a minimum vesting period of one year and, subject to the Compensation Committee’s discretion to accelerate awards, prohibits any portion of an award to vest earlier than the first anniversary of the grant date of the award.

All performance-based restricted stock units granted in fiscal 2021 will vest based on our relative total shareholder return over a three-year performance period. All time-based restricted stock units granted to the Named Executive Officers in fiscal 2021 will vest in equal annual installments on the first four anniversaries of the grant date, and none were fully vested on the grant date.

✓	Clawback Policy	Maintain a clawback policy that applies to all of the Named Executive Officers.
✓	Stock Ownership Policy

Maintain a stock ownership policy with a 3x salary ownership requirement for our Chief Executive Officer and a 1x salary ownership requirement for other Named Executive Officers. Executive officers are required to retain at least 50% of the net after-tax shares received in respect of equity awards until they are in compliance.

✓	Restrictions on Hedging and Pledging Transactions	Maintain a policy prohibiting pledging or hedging of the Company’s securities or engaging in derivative transactions related to the Company’s common stock.

Role of the Compensation Committee

Pursuant to its charter, the Compensation Committee has the authority to determine the amount of compensation given to each of the Named Executive Officers. The Compensation Committee approves the structure of our executive compensation program, and is responsible for administering our equity compensation plans, including approving grants of awards under the plans. In performing its duties, the Compensation Committee is authorized to consider the recommendations of our Chief Executive Officer when determining the compensation of the other Named Executive Officers.

The elements of our executive compensation program and the compensation amounts payable thereunder to each Named Executive Officer were approved by the Compensation Committee. All Compensation Committee members are independent under applicable Nasdaq rules, and, except for recommendations made by Mr. Rittichier with respect to the compensation of the other Named Executive Officers (other than himself), no Named Executive Officers had any role in determining the compensation of the Named Executive Officers.

Role of Compensation Consultant

Pursuant to its charter, the Compensation Committee has the authority to engage its own advisors to assist in carrying out its responsibilities. Since fiscal 2016, the Compensation Committee has retained Compensia, a national compensation consulting firm, to advise it regarding the amount and types of compensation that we provide to our Named Executive Officers and how our compensation practices compared to the compensation practices of other companies. In particular, Compensia provided advice to the Compensation Committee and helped it develop the structure of our performance-based long-term equity award program, helped us develop an updated peer group of companies for fiscal 2021 compensation decisions, and performed a compensation survey utilizing the new peer group. In October 2021, the Compensation Committee engaged Compensia to perform a new compensation survey utilizing an updated peer group and provide recommendations to the Compensation Committee regarding compensation for each of our Named Executive Officers for the fiscal year ending September 30, 2022 (“fiscal 2022”) as further described below. The members of the Compensation Committee considered input from Compensia as one factor in making decisions with respect to executive compensation matters, along with information and analysis they received from management and their own judgment and experience.

The Compensation Committee regularly reviews the services provided by Compensia and performs an assessment at least annually on the independence of Compensia to determine whether the compensation consultant is independent. The Compensation Committee determined that Compensia is independent in providing the Compensation Committee with executive compensation consulting services and that Compensia’s work for the Committee did not raise any conflicts of interest, consistent with SEC rules and Nasdaq listing standards. In making this determination, the Compensation Committee reviewed information provided by Compensia on the following factors:

•	Any other services provided to the Company by Compensia;

•	Fees received by Compensia from the Company as a percentage of Compensia’s total revenue;

•	Policies or procedures maintained by Compensia to prevent a conflict of interest;

•	Any business or personal relationship between the individual Compensia consultants assigned to the Company relationship and any Compensation Committee member;

•	Any business or personal relationship between the individual Compensia consultants assigned to the Company relationship, or Compensia itself, and the Company’s executive officers; and

•	Any Company stock owned by Compensia or the individual consultants assigned to the Company relationship.

Having reviewed such factors, the Compensation Committee determined that it would be in the best interests of the Compensation Committee and of the Company to ratify and approve the engagement of Compensia as its independent compensation consultant. Compensia did not perform any services for the Company during fiscal 2021 other than providing advice with respect to executive officer and director compensation.

Peer Companies

In October 2020, the Compensation Committee engaged Compensia to conduct a review of the Company’s peer group of companies, as well as a comprehensive compensation survey utilizing the new peer group for each of our Named Executive Officers. Our methodology for selecting our new 2020 peer group of companies, based on the recommendation of Compensia, was to (1) start with our existing peer group, (2) screen out any companies that had been acquired, (3) perform a revenue screen of the existing peer group and other publicly traded Electronic Component and Aerospace & Defense companies with revenues over the last four quarters that were approximately 0.5x to 3.0x the Company’s revenues over the same four quarters, (4) perform a market capitalization screen of the existing peer group and other publicly traded Electronic Component and Aerospace & Defense companies with 30-day average market capitalizations as of the beginning of September 2020 that were approximately 0.25x to 4x the Company’s 30-day average market capitalization over the same period, and (5) review the peer group of companies used in the prior year by certain proxy advisory firms for potential inclusion as peer group companies if they satisfied the revenue and market capitalization screens described above.

Based on this methodology, we implemented the following changes to our peer group:

Removals:	Additions:	New October 2020 Peer Group:
• Arotech Corporation • Clearfield, Inc. • PCTEL, Inc.	• Astronics Corporation • Gilat Satellite Networks Ltd. • Park Aerospace Corp.

•  Aerovironment, Inc.

•  Airgain, Inc.

•  Applied Optoelectronics, Inc.

•  Astronics Corporation

•  Aviat Networks, Inc.

•  DZS, Inc.

•  Espey Manufacturing and Electronics Corp.

•  Gilat Satellite Networks Ltd.

•  Intevac, Inc.

•  KVH Industries, Inc.

•  Luna Innovations Incorporated

•  NeoPhotonics Corporation

•  nLIGHT, Inc.

•  Park Aerospace Corp.

•  Pixelworks, Inc.

•  Ultralife Corporation

In October 2020, in connection with compensation decisions related to fiscal 2021, Compensia reviewed the compensation levels for each of the Named Executive Officers, utilizing the Company’s new October 2020 peer group with respect to each of Mr. Rittichier and Mr. Minichiello, and a broad group of technology companies from Compensia’s database with respect to Mr. Lu. The analysis covered base salary, target bonus as a percent of salary, target total cash compensation, total long-term incentive compensation value and target total direct compensation relative to each company in the October 2020 peer group (or the broad group of companies with respect to Mr. Lu).

Based on the October 2020 compensation review and the data prepared by Compensia, Mr. Rittichier’s, Mr. Minichiello’s and Mr. Lu’s base salary amounts were at approximately the 40th, 70th and 70th percentile levels, respectively, of the base salary amount paid to similarly situated executives by the members of our October 2020 peer group (or, with respect to Mr. Lu, the broad group of companies used by Compensia). Based on the October 2020 compensation review and the data prepared by Compensia, Mr. Rittichier’s, Mr. Minichiello’s and Mr. Lu’s target total annual cash compensation opportunities were at approximately the 35th, 60th and 35th percentile levels, respectively, of the target total annual cash compensation opportunities paid by the members of our October 2020 peer group to similarly situated executives (or, with respect to Mr. Lu, the broad group of companies used by Compensia). As a result of these and other factors, including competitive factors, the Company’s financial performance in fiscal 2020 and individual performance, the Compensation Committee made a determination in December 2020 to increase Mr. Rittichier’s base salary from $450,000 to $475,000 and his target bonus opportunity from 80% of his base salary to 90% of his base salary, increase Mr. Minichiello’s base salary from $350,000 to $365,000 (while maintaining his target bonus opportunity at 50% of his base salary) and to increase Mr. Lu’s base salary from $294,000 to $310,000 and his target bonus opportunity from 40% of his base salary to 60% of his base salary.

In October 2021, the Compensation Committee again engaged Compensia to conduct a review of the Company’s peer group of companies, as well as a comprehensive compensation survey utilizing the new peer group for each of our Named Executive Officers. Our methodology for selecting our new 2021 peer group of companies, based on the recommendation of Compensia, was to again (1) start with our existing peer group, (2) screen out any companies that had been acquired, (3) perform a revenue screen of the existing peer group and other publicly traded Electronic Component, Communication Equipment and Aerospace & Defense companies with revenues over the last four quarters that were approximately 0.5x to 2.5x the Company’s revenues over the same four quarters, (4) perform a market capitalization screen of the existing peer group and other publicly traded Electronic Component, Communication Equipment and Aerospace & Defense companies with 30-day average market capitalizations as of the beginning of September 2021 that were approximately 0.25x to 4x the Company’s 30-day average market capitalization over the same period, and (5) review the peer group of companies used in the prior year by certain proxy advisory firms for potential inclusion as peer group companies if they satisfied the revenue and market capitalization screens described above.

Based on this methodology, we implemented the following changes to our peer group:

Removals:	Additions:	New October 2021 Peer Group:
• Espey Manufacturing and Electronics Corp • Pixelworks, Inc.	None

•  Aerovironment, Inc.

•  Airgain, Inc.

•  Applied Optoelectronics, Inc.

•  Astronics Corporation

•  Aviat Networks, Inc.

•  DZS, Inc.

•  Gilat Satellite Networks Ltd.

•  Intevac, Inc.

•  KVH Industries, Inc.

•  Luna Innovations Incorporated

•  NeoPhotonics Corporation

•  nLIGHT, Inc.

•  Park Aerospace Corp.

•  Ultralife Corporation

The purpose of the October 2020 and October 2021 compensation reviews was to provide the Compensation Committee with information on the compensation practices and program designs at peer companies. This information is used by the Compensation Committee to inform its decision-making process with respect to the compensation amounts for the Named Executive Officers. However, the Compensation Committee does not rigidly adhere to a benchmarking strategy in setting compensation amounts for the Named Executive Officers. Instead, the peer group compensation information is used as one of the data points for the Compensation Committee to make subjective compensation decisions using its business judgment after considering a number of factors, including our objectives of attracting and motivating highly qualified executives, holding executives accountable and rewarding them for individual performance, and ensuring that compensation levels are externally competitive and internally equitable.

Based on the October 2021 compensation review and the data prepared by Compensia, Mr. Rittichier’s, Mr. Minichiello’s and Mr. Lu’s base salary amounts were at approximately the 35th, 70th and 60th percentile levels, respectively, of the base salary amount paid to similarly situated executives by the members of our October 2021 peer group (or, with respect to Mr. Lu, the broad group of companies used by Compensia). Based on the October 2021 compensation review and the data prepared by Compensia, that Mr. Rittichier’s, Mr. Minichiello’s and Mr. Lu’s target total annual cash compensation opportunities were at approximately the 40th, 65th and 60th percentile levels, respectively, of the target total annual cash compensation opportunities paid by the members of our October 2021 peer group to similarly situated executives (or, with respect to Mr. Lu, the broad group of companies used by Compensia).

Base Salary

Base salaries for the Named Executive Officers are determined based upon job responsibilities, level of experience, individual performance, and the peer group compensation information described above. No Named Executive Officers are entitled to any automatic base salary increases, and all base salary increases are determined by the Compensation Committee in its discretion. The Compensation Committee reviews any proposed salary increase for our Chief Executive Officer in executive session without Company management present.

As described above, in December 2020, the Compensation Committee reviewed each Named Executive Officer’s base salary and determined to increase Mr. Rittichier’s base salary from $450,000 to $475,000, Mr. Minichiello’s base salary from $350,000 to $365,000 and Mr. Lu’s base salary from $294,000 to $310,000.

Annual Cash Incentives

In General. Typically, the Company establishes a cash incentive plan each fiscal year which provides the Company’s executive officers an opportunity to receive an annual cash payment in addition to their base salaries. The purpose of the cash incentive plan is to drive overall effectiveness and productivity by motivating the executives to achieve specified Company financial and, in some years, identifiable individual performance goals that support the Company’s strategic business objectives and goals of achieving increased profitability. By linking a significant portion of an executive’s annual cash compensation opportunity to the achievement of the Company’s strategic objectives, the individual’s compensation is closely tied to the success of the Company. We believe that providing annual cash incentive opportunities is a key component of maintaining a competitive executive compensation program.

2021 Cash Bonus Plan Structure. On December 10, 2020, the Company’s Compensation Committee approved the EMCORE Corporation Fiscal 2021 Bonus Plan (the “2021 Bonus Plan”). Under the 2021 Bonus Plan, the Company’s Named Executive Officers were eligible to receive cash bonus awards that are determined 100% based on the achievement of a specified financial performance goal for the Company, its non-GAAP operating profit for fiscal 2021.

The amount of cash bonus payable to each Named Executive Officer under the 2021 Bonus Plan based on the Company’s non-GAAP operating profit for fiscal 2021 could range from 0% to 120% of the executive’s target bonus opportunity, as illustrated by the table below.

Non-GAAP Operating Profit Achieved (% of Target)	Bonus Amount Funding Percentage (%)
less than 80%	0%
80%	60%
90%	80%
100%	100%
120% or greater	120%

The maximum cash bonus payable to each Named Executive Officer under the 2021 Bonus Plan based on the Company’s non-GAAP operating profit for fiscal 2021 was equal to 120% of the executive’s target bonus opportunity. The Compensation Committee determined to cap bonus payouts for outperformance at 120% of the target bonus amount to limit our executives’ maximum bonus potential. In addition, the Committee established a threshold of 80% of the Company’s target non-GAAP operating profit for fiscal 2021 for any cash bonus to be paid to our Named Executive Officers.

The Compensation Committee established non-GAAP operating profit for fiscal 2021 as the Company performance goal because it believes this financial metric was the best indicator of the Company’s performance for fiscal 2021. For purposes of the 2021 Bonus Plan, “non-GAAP operating profit” means the Company’s operating profit as determined under generally accepted accounting principles in the United States, with adjustments approved by the Compensation Committee that are consistent with the description included in the Corporation’s quarterly earnings news releases under the section “Use of Non-GAAP Financial Measures” and the associated reconciliation schedules included in both the Corporation’s quarterly earnings news releases and in the quarterly Board of Director meetings and Audit Committee calls. The adjusted items included in these reconciliations generally include stock-based compensation expense; acquisition-related items including expenses incurred by or on behalf of the Strategy and Alternatives Committee of the Board of Directors, including in connection with proposed acquisitions or divestitures; restructuring, severance/separation, and transition charges; litigation expenses associated with any material arbitration or litigation matters; gain or loss on the sale of assets; and other non-recurring operating net gains or losses and any other items consistent with the description included in the Corporation’s quarterly earnings news releases under the section “Use of Non-GAAP Financial Measures.”

Under the 2021 Bonus Plan, the aggregate target bonus opportunity for Mr. Rittichier was 90% of his annual base salary at the end of the fiscal year, the aggregate target bonus opportunity for Mr. Minichiello was 50% of his annual base salary at the end of the fiscal year and the aggregate target bonus opportunity for Mr. Lu was 60% of his annual base salary at the end of the fiscal year. Bonuses, if any, under the 2021 Bonus Plan are payable in cash no later than March 15, 2022.

In December 2020, the Compensation Committee established a non-GAAP operating profit target for the 2021 Bonus Plan of $6.083 million. The Company’s actual non-GAAP operating profit for the fiscal year ended September 30, 2020 was -$(3.355) million, and therefore the Compensation Committee believed that a target of $6.083 million for fiscal 2021 was rigorous and required significant year-over-year improvement in order for the Named Executive Officers to achieve the targeted performance level. The Company’s actual non-GAAP operating profit for fiscal 2021 was $24.1 million, and therefore the Company achieved greater than 120% of the non-GAAP operating profit target.    Each Named Executive Officer received 120% of his target bonus opportunity for fiscal 2021, or $513,000 with respect to Mr. Rittichier, $219,000 with respect to Mr. Minichiello and $223,200 with respect to Mr. Lu.

Long-Term Stock-Based Incentives

In General. The Company believes that stock-based incentives are an effective means for aligning the interests of our executives with the interests of our shareholders and that the long-term compensation of the Company’s Named Executive Officers should be linked to the value provided to our shareholders. In addition, we use stock-based compensation as a retention tool. Because the stock awards generally vest over a multi-year period, they provide our executives with an ongoing incentive to continue their employment with the Company and to maximize shareholder value. Long-term stock-based incentives granted to our executives for the last several years have been structured in the form of restricted stock unit awards. Restricted stock unit awards are designed to link executives’ interests with those of the Company’s shareholders, because the value of the awards is based on the value of the Common Stock. In addition, they provide a long-term retention incentive throughout the vesting period because the restricted stock units generally have value regardless of stock price volatility.

In granting equity awards to our Named Executive Officers, the Compensation Committee used its judgment and discretion to determine the appropriate value of each award at the time it was granted and reviewed each executive’s individual performance and the performance of the Company in the prior fiscal year, as well as the peer group compensation information described above. For the Named Executive Officers, at least 50% of the target number of shares subject to the awards have consisted of performance-based restricted stock units that will vest based on our relative total shareholder return over a three-year performance period.

Fiscal 2021 Awards for Named Executive Officers. In March 2021, the Compensation Committee determined to grant (i) performance-based restricted stock unit awards (as described below) to each of Mr. Rittichier, Mr. Minichiello and Mr. Lu convertible into a target number of shares of the Company’s common stock equal to 130,000, 34,000 and 38,000 shares, respectively, and that vest based on a performance period ending in March 2024, and (ii) time-based restricted stock unit awards to each of Mr. Rittichier, Mr. Minichiello and Mr. Lu convertible into a number of shares of the Company’s common stock equal to 130,000, 34,000 and 38,000 shares, respectively, and that vest 25% in each of four equal annual installments on the first four anniversaries of the grant date, subject to the applicable executive’s continued employment with the Company through the applicable vesting date. The Compensation Committee believes that granting 50% of Mr. Rittichier’s, Mr. Minichiello’s and Mr. Lu’s equity-based compensation for fiscal 2021 in the form of performance-based restricted stock unit awards further serves to align shareholder interests with the interests of the Named Executive Officers, and that granting 50% of Mr. Rittichier’s, Mr. Minichiello’s and Mr. Lu’s equity-based compensation for fiscal 2021 in the form of time-based restricted stock unit awards serves as an effective balance between retention and performance, risk and leverage, and alignment with our peers. In determining the appropriate value of these awards, the Compensation Committee used its judgment and discretion, and considered the size of historical equity award grants made to other senior executives, the recommendations of Compensia, and the peer group compensation information described above.

Performance-Based Program Design. The performance-based restricted stock units will vest based on a combination of our relative total shareholder return over a three-year performance period and the executive’s continued employment. We chose relative total shareholder return as the applicable performance measure because (1) we believe it will incentivize the Named Executive Officers to focus on and grow our returns for shareholders, and (2) it is an objective and easily understandable performance metric that is different than the non-GAAP operating profit-based performance measure used under the 2021 Bonus Plan and the net cash balance and earnings-based performance measures used under certain of our previous annual cash incentive programs.

Relative total shareholder return is measured against the companies in the Russell Microcap Index, which is a capitalization-weighted index of 2,000 small cap and micro cap stocks. We chose to measure our performance against the Russell Microcap Index because we wanted to measure our performance against a broad index of relatively similarly sized companies in which investors may choose to invest and measure performance against, instead of measuring our performance against the much smaller group of compensation peers described above, substantially all of which are included in the Russell Microcap Index.

In June 2021, we were added to the Russell 2000 Index. As a result, in December 2021, the Compensation Committee approved similar performance-based restricted stock unit awards (as described below) to each of Mr. Rittichier, Mr. Minichiello and Mr. Lu with vesting based on our relative total shareholder return over a three-year performance period measured against the companies in the Russell 2000 Index.

The performance-based restricted stock units that were granted by the Company to our Named Executive Officers in March 2021 consisted of one tranche that is eligible to vest based on the Company’s relative total shareholder return performance for the three-year period beginning March 23, 2021 and will cliff vest at the end of such three-year performance period. 100% of the target number of shares subject to the grants will vest if our total shareholder return performance equals that of the Russell Microcap Index for the performance period. If our total shareholder return exceeds that of the Russell Microcap Index for the applicable performance period, the target number of shares subject to the award that will vest is increased by 2% for each 1% of overperformance, subject to a maximum payout equal to 200% of the target number of shares. Similarly, if our total shareholder return is less than that of the Russell Microcap Index for the performance period, the target number of shares subject to the award that will vest is decreased by 2% for each 1% of underperformance, so that the award has a parallel upside leverage opportunity and downside penalty for underperformance. The payout matrix for the performance-based restricted stock unit awards can be illustrated as follows:

Total Shareholder Return for the Performance Period Relative to the Total Shareholder Return for the Russell Microcap Index	% of Target Number of Units Becoming Vested and Nonforfeitable
50% or less of Index	0%
60% of Index	20%
80% of Index	60%
100% of Index	100%
120% of Index	140%
140% of Index	180%
150% or greater of Index	200%
Payout amounts for performance results between the percentages listed in the table are determined by straight line linear interpolation

Payouts of December 2017 Performance Units. The performance period for the performance-based restricted stock units granted to each of Mr. Rittichier and Mr. Lu in December 2017 ended on December 27, 2020. We achieved a total shareholder return of –(37.28)% for the performance period compared to a total shareholder return of 19.52% for the Russell Microcap Index for the performance period, yielding a total shareholder return ratio relative to the Russell Microcap Index of 52.48%. As a result of significantly underperforming the Index during the performance period, 4.97% of the target number of shares subject to Mr. Rittichier’s or Mr. Lu’s awards became vested and payable. We believe this 4.97% share payout is evidence of the performance contingent nature of our executive compensation program design at work — Mr. Rittichier and Mr. Lu each earned only a very small percentage of his respective target award payout because our total shareholder return significantly underperformed the Russell Microcap Index during the applicable performance period.

CEO Realized Compensation

In evaluating Mr. Rittichier’s compensation, particularly his performance-based restricted stock units granted in December 2019 and March 2021, we believe it is important to understand not only the potential value of incentive awards at the time they are granted, but also the value actually realized by Mr. Rittichier. The 2021 and 2020 Realized Compensation Table below supplements the Summary Compensation Table that appears on page 35 and shows the compensation actually realized in each of fiscal 2021 and fiscal 2020 by Mr. Rittichier. The primary difference between the 2021 and 2020 Realized Compensation Table below and the Summary Compensation Table is the method used to value stock awards. SEC rules require that the grant date fair value of all stock awards be reported in the Summary Compensation Table in the year in which they were awarded. As a result, a significant portion of the total compensation amounts reported in the Summary Compensation Table relate to stock awards that have not vested, a substantial portion of which are subject to performance-based vesting requirements based on performance over a three-year period ending in 2024. Mr. Rittichier may not realize any value from these awards if his employment terminates before the awards vest or if the performance goals are not achieved. By contrast, the 2021 and 2020 Realized Compensation Table below includes only stock awards held by Mr. Rittichier that vested during fiscal 2021 or fiscal 2020, as applicable (all of which were granted at least one year prior to the applicable vesting date, and, with respect to performance-based restricted stock units that vested in fiscal 2020, vested based on performance over a three year period beginning in December 2017 and ending in December 2020) and shows the value of those awards as of the applicable vesting date. As shown in the table below, Mr. Rittichier’s total realized compensation calculated in this manner was $1,286,275 for fiscal 2021, which was $1,431,643 less than the 2021 total compensation reported in the Summary Compensation Table, and $1,061,586 for fiscal 2020, which was $1,005,550 less than the 2020 total compensation reported in the Summary Compensation Table.

2021 and 2020 Realized Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1)($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total Realized Compensation ($)	Difference between Total Realized Compensation and Total Compensation as Reported in Summary Compensation Table ($)
Jeffrey Rittichier	2021	468,750	0	264,857	0	513,000	21,366	1,267,973	1,431,643
Chief Executive Officer	2020	450,000	0	137,450	0	432,000	42,136	1,042,046	1,005,550

(1)

The dollar amounts shown in this column above for stock awards are determined by multiplying the number of shares of the Company’s common stock subject to the awards granted to Mr. Rittichier (all of which were grants from prior years) that vested during 2021 or 2020 by the per-share closing price of the Company’s common stock on the vesting date.

This information is supplemental to, and should be read in connection with, the Summary Compensation Table that appears on page 35.

Company Benefits

The Company’s benefits are an important tool in our ability to attract and retain outstanding employees throughout the Company. As a business matter, we weigh the benefits we need to offer to remain competitive and attract and retain talented employees against the cost of the benefits. Benefit levels are reviewed periodically to ensure they are cost-effective and competitive and support the overall needs of Company employees.

This section describes the benefits that the Company provides to key executives and notes those instances when benefits for the Named Executive Officers differ from the general plan. In some instances, we also describe the programs we offer across the Company as context to specific discussions about executive benefits.

Medical, Dental, and Vision Benefits

The Company offers a standard benefits package to all of its eligible employees, which includes medical, dental and vision coverage. The Named Executive Officers are also eligible to receive supplemental health benefit coverage that is not made available to non-executive employees, which provides the Named Executive Officers with additional medical, dental and vision coverage that could be applied when their primary medical, dental or vision coverage has exceeded its coverage limit or does not provide coverage.

Company-Sponsored Retirement Plan

The EMCORE Corporation 401(k) Plan (the “401(k) Plan”) is a defined contribution plan that is designed to comply with the Employee Retirement Income Security Act of 1974, as well as federal and state legal requirements. The 401(k) Plan is designed to provide retirement benefits to eligible employees of the Company. Participants in the 401(k) Plan may elect to reduce compensation by a specific percentage, which is contributed to the participant’s 401(k) Plan account on a pre-tax basis as a salary deferral.

Employees, including the Company’s Named Executive Officers, may elect to contribute to the 401(k) Plan through salary reduction up to the yearly maximum tax-deductible deferral allowed pursuant to IRS regulations. A participant may elect to defer between 1-90% of his or her compensation per pay period. Each participant is able to direct his or her investment into any of the available investment options. Participants’ contributions are vested at 100%.

The Company may provide a discretionary match of a participant’s contribution to the 401(k) Plan. Effective as of January 1, 2020 and continuing through fiscal 2021, this discretionary match was 100% of the first 3% of a participant’s contribution to the 401(k) Plan plus 50% of the next 2% of a participant’s contribution to the 401(k) Plan, with such matching contributions vesting immediately.

Employee Stock Purchase Plan

Until September 9, 2021, the Company maintained a tax-qualified employee stock purchase plan (“ESPP”) that offered all eligible employees, including the Company’s Named Executive Officers, the opportunity to acquire an ownership interest in the Company by purchasing shares of Common Stock through the ESPP. Under the ESPP, an eligible employee could withhold, through payroll deductions, up to 10% of his or her eligible earnings, up to certain maximums, to be used to purchase shares of Common Stock at certain plan-defined dates. The option price was set at 85% of the average of the high and low price for Common Stock on either the first or last day of the applicable offering period under the ESPP, whichever was lower. On September 9, 2021, the Compensation Committee approved the termination of the ESPP, effective immediately.

Officer and Director Share Purchase Plan

In January 2011, the Compensation Committee of the Board of Directors approved an Officer and Director Share Purchase Plan (the “ODPP”), which allows executive officers and directors of the Company to purchase shares of Common Stock at fair market value in lieu of salary or, in the case of directors, director fees. Eligible individuals may voluntarily participate in the ODPP by authorizing payroll deductions or, in the case of directors, deductions from director fees for the purpose of purchasing shares of Common Stock. Elections to participate in the ODPP may only be made during open trading windows under the Company’s insider trading policy and when the participant does not otherwise possess material non-public information concerning the Company.

Severance Benefits

Messrs. Rittichier and Minichiello. In an effort to further promote the retention of the Company’s Named Executive Officers, the Company previously entered into an executive employment agreement with Mr. Rittichier in connection with his appointment as our Chief Executive Officer effective January 3, 2015 and approved an executive employment agreement with Mr. Minichiello in connection with his appointment as our Chief Financial Officer effective August 26, 2019. These agreements set forth each executive’s severance benefits for a qualifying termination by us without good “cause” or by the executive for “good reason” (as those terms are defined in each executive’s employment agreement). We do not believe that the Named Executive Officers should be entitled to receive their cash severance benefits merely because a change in control transaction occurs, and a change in control does not, in and of itself, entitle any Named Executive Officer to receive cash severance benefits (i.e., these severance benefits are “double-trigger” benefits).

For more information regarding potential payments that may be made to Messrs. Rittichier and Minichiello upon a qualifying termination of employment or a change in control, see “Executive Compensation — Potential Payments upon Termination or Change-in-Control.”

Mr. Lu. The Company has not entered into any agreements with Mr. Lu that require any specified severance benefits or accelerated vesting of equity awards upon termination of his employment or a change of control of the Company.

Clawback Policy

During fiscal 2016, we adopted a compensation recoupment policy whereby in the event of a restatement of our financial statements to correct a material error, the Compensation Committee is required to review our incentive compensation awards and may, if it determines appropriate after considering all relevant facts and circumstances, require the reimbursement of the incremental incentive compensation that an executive officer received as a result of the incorrect financial results. Annual bonus payments, long-term cash incentives, stock options, restricted stock, restricted stock units (including performance stock units) and other equity incentive awards that are granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure are each subject to the terms of this clawback policy. We are monitoring the proposed SEC rules on recoupment and plan to modify our recoupment policy in accordance with any applicable final SEC or other rules.

Stock Ownership and Holding Requirements

During fiscal 2016, we adopted a stock ownership policy. We believe that this policy aligns the interests of our executive officers with those of our shareholders by requiring executive officers to have direct ownership in shares of our Common Stock. The policy requires our Chief Executive Officer to own shares of our Common Stock having a value equal to at least three times his or her annual base salary and our other executive officers to own shares of our Common Stock having a value equal to at least one times his or her annual base salary. Shares subject to stock options and unvested stock unit awards are not considered owned by the executive for purposes of the policy. The executives covered by the policy are required to be in compliance with the ownership levels above within five years after the later of (i) adoption of the policy (which five year anniversary occurred on October 1, 2021) or (ii) the date such person is appointed as an executive officer, and are required to retain at least 50% of the net after-tax shares received in respect of equity awards until they are in compliance.

Anti-Hedging, Pledging and Derivatives Policy

The Company considers it improper and inappropriate for the Company’s directors, executive officers and other employees to engage in short-term or speculative transactions in the Company’s securities and other transactions in the Company’s securities that create the potential for heightened legal risk or the appearance of improper or inappropriate conduct even if they occur at a time when the individual is not aware of material nonpublic information. Accordingly, the Company prohibits these individuals from engaging in short-term trading of the Company’s securities, short sales, transactions in puts, calls, or other derivative securities related to the Company’s stock on an exchange or in any other organized market, entering into hedging or monetization transactions that are designed to hedge or offset any decrease in the market value of the Company’s securities, margining Company securities held in a margin account, or pledging Company securities as collateral for a loan.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company’s chief executive officer and certain current and former executive officers. The Compensation Committee considers, among other relevant factors, the deductibility of compensation when it reviews our compensation plans and policies. However, there can be no assurance that any compensation will, in fact, be deductible, and the Compensation Committee may award non-deductible compensation when it determines it to be appropriate.

EXECUTIVE COMPENSATION

The table below sets forth certain information concerning the compensation paid to or earned by those persons who during fiscal 2021 served as the Company’s Chief Executive Officer, and our CFO and SVP, Engineering, who were our two most highly compensated executive officers during fiscal 2021 other than our Chief Executive Officer. Because we qualify as a “smaller reporting company,” compensation information is provided for the fiscal years ended September 30, 2021 and 2020. Additional information regarding the compensation realized by our Chief Executive Officer in fiscal 2021 and fiscal 2020 can be found in the “CEO Realized Compensation” section of the “Compensation Discussion and Analysis” on page 21.

Summary Compensation Table for Fiscal Years ended September 30, 2021 and 2020

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Jeffrey Rittichier	2021	468,750	0	1,696,500	(2)	0	513,000	21,366	(3)	2,699,616
Chief Executive Officer	2020	450,000	0	1,143,000	(2)	0	432,000	22,596		2,047,596

Tom Minichiello	2021	361,250	0	443,700		0	219,000	25,835	(4)	1,049,785
Chief Financial Officer	2020	350,000	0	381,000		0	210,000	72,053		1,013,053

Albert Lu	2021	306,000	0	495,900		0	223,200	21,757	(5)	1,046,857
SVP, Engineering	2020	294,000	0	199,285		0	141,120	21,133		655,538

(1)

The amounts in this column represent the grant date fair value of the stock awards granted to the Named Executive Officers during the applicable fiscal year, as determined in accordance with FASB Accounting Standards Codification No. 718 – “Compensation — Stock Compensation” (without regard to estimated forfeitures related to a service based condition) (“ASC 718”). Assumptions used in the calculation of these amounts are set forth in note 14 to the Company’s audited financial statements for the fiscal year ended September 30, 2020, included in the Company’s Annual Report on Form 10-K filed with the SEC on December 8, 2020 and note 12 to the Company’s audited financial statements for the fiscal year ended September 30, 2021, included in the Company’s Annual Report on Form 10-K filed with the SEC on December 3, 2021, respectively. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the Named Executive Officer.

(2)

Additional information on the actual realized value received by Mr. Rittichier with respect to his stock awards can be found in the “CEO Realized Compensation” section of the “Compensation Discussion and Analysis” above.

(3)	Consists of $13,328 for payment of supplemental health benefits and $8,038 of matching contributions by the Company under its 401(k) plan.
(4)	Consists of $14,604 for payment of supplemental health benefits and $11,231 of matching contributions by the Company under its 401(k) plan.
(5)	Consists of $14,604 for payment of supplemental health benefits and $7,153 of matching contributions by the Company under its 401(k) plan.

The following table sets forth as to each Named Executive Officer information about the grants of plan-based awards during fiscal 2021. Each of the equity-based awards was granted under the Company’s 2021 Equity Incentive Plan, and cash-based bonuses were awarded under the 2021 Bonus Plan. For a narrative description of the terms of these awards, please refer to the “Compensation Discussion and Analysis” above.

Grants of Plan-Based Awards in Fiscal 2021

Name	Grant Date	Potential Payouts Under Non-Equity Incentive Awards			Estimated Future Payouts Under Equity Incentive Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards(1) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Jeffrey Rittichier	N/A	0	427,500	513,000	—	—		—	—		—
	3/23/21	—	—	—	26,000	130,000	(2)	260,000	—		960,700
	3/23/21	—	—	—	—	—		—	130,000	(3)	735,800

Tom Minichiello	N/A	0	182,500	219,000	—	—		—	—		—
	3/23/21	—	—	—	6,800	34,000	(2)	68,000	—		251,260
	3/23/21	—	—	—	—	—		—	34,000	(3)	192,440

Albert Lu	N/A	0	186,000	223,200	—	—		—	—		—
	3/23/21	—	—	—	7,600	38,000	(2)	76,000	—		280,820
	3/23/21	—	—	—	—	—		—	38,000	(3)	215,080

(1)

The amounts in this column represent the grant date fair value of the stock awards granted to the Named Executive Officers, as determined in accordance with ASC 718 (without regard to estimated forfeitures related to a service based condition). Assumptions used in the calculation of these amounts are set forth in note 12 to the Company’s audited financial statements for the fiscal year ended September 30, 2021, included in the Company’s Annual Report on Form 10-K filed with the SEC on December 3, 2021. These amounts reflect the Company’s accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the Named Executive Officer.

(2)

Represents an award of performance-based restricted stock units (“PSUs”) granted on March 23, 2021. The award of PSUs vest, if at all, on March 22, 2024 based on the Company’s TSR compared to pre-established relative TSR goals, based on the TSR of the Russell Microcap Index, that were set by the Compensation Committee of the Board of Directors.

(3)	Represents restricted stock units that vest in four equal annual installments commencing on March 23, 2022.

The following table sets forth as to each Named Executive Officer information on outstanding equity awards held by the Named Executive Officer as of September 30, 2021.

Outstanding Equity Awards as of September 30, 2021

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights of Stock That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights of Stock That Have Not Vested ($)(1)
Jeffrey Rittichier	—	—	—	—	—	190,000	(2)	1,421,200	530,000	(3)	3,964,400

Tom Minichiello	—	—	—	—	—	84,000	(4)	628,320	134,000	(5)	1,002,320

Albert Lu	—	—	—	—	—	50,469	(6)	377,508	106,000	(7)	792,880

(1)

The market value is determined by multiplying the number of underlying shares by $7.48, the closing trading price of Common Stock on the Nasdaq Global Market on September 30, 2021, the last day of the fiscal year.

(2)

Consists of the following: (a) 10,000 restricted stock units that were granted on December 28, 2017 and that vested on December 28, 2021; (b) 50,000 restricted stock units that were granted on April 3, 2019, 25,000 of which are scheduled to vest on each of April 3, 2022 and 2023; and (c) 130,000 restricted stock units that were granted on March 23, 2021, 32,500 of which are scheduled to vest on each of March 23, 2022, 2023, 2024 and 2025.

(3)

Consists of the following: (a) a target number of 100,000 PSUs scheduled to vest, if at all, based on performance during a performance period ending April 2, 2022; (b) a target number of 300,000 PSUs scheduled to vest, if at all, based on performance during a performance period ending December 20, 2022; and (c) a target number of 130,000 PSUs scheduled to vest, if at all, based on performance during a performance period ending March 22, 2024.

(4)

Consists of the following: (a) 50,000 restricted stock units that were granted on August 26, 2019, 25,000 of which are scheduled to vest on each of August 26, 2022 and 2023; and (b) 34,000 restricted stock units that were granted on March 23, 2021, 8,500 of which are scheduled to vest on each of March 23, 2022, 2023, 2024 and 2025.

(5)

Consists of the following: (a) a target number of 100,000 PSUs scheduled to vest, if at all, based on performance during a performance period ending December 20, 2022; and (b) a target number of 34,000 PSUs scheduled to vest, if at all, based on performance during a performance period ending March 22, 2024.

(6)

Consists of the following: (a) 3,500 restricted stock units that were granted on December 28, 2017 and which vested on December 28, 2021; (b) 5,000 restricted stock units that were granted on April 3, 2019, 2,500 of which are scheduled to vest on each of April 3, 2022 and 2023; (c) 3,969 restricted stock units that were granted on December 21, 2019, 1,323 of which vested on December 21, 2021 and 1,323 of which are scheduled to vest on each of December 21, 2022 and 2023; and (d) 38,000 restricted stock units that were granted on March 23, 2021, 9,500 of which are scheduled to vest on each of March 23, 2022, 2023, 2024 and 2025.

(7)

Consists of the following: (a) a target number of 20,000 PSUs scheduled to vest, if at all, based on performance during a performance period ending April 3, 2022; (b) a target number of 48,000 PSUs scheduled to vest, if at all, based on performance during a performance period ending December 20, 2022; and (c) a target number of 38,000 PSUs scheduled to vest, if at all, based on performance during a performance period ending March 22, 2024.

The following table sets forth as to each Named Executive Officer information on the exercise of stock options and the vesting of other stock awards previously granted to the Named Executive Officer during fiscal 2021.

Options Exercised and Stock Vested in Fiscal 2021

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting(1) ($)
Jeffrey Rittichier	—	—	54,488	264,857
Tom Minichiello	—	—	25,000	188,000
Albert Lu	—	—	10,135	52,208

(1)	The dollar amounts shown in this column for stock awards are determined by multiplying the number of shares that vested by the per-share closing price of the Common Stock on the vesting date.

Potential Payments upon Termination or Change-in-Control

Employment Agreements with Messrs. Rittichier and Minichiello

In an effort to further promote the retention of Messrs. Rittichier and Minichiello, the Compensation Committee previously approved an executive employment agreement with Mr. Rittichier in connection with his appointment as our Chief Executive Officer effective January 3, 2015, and approved an executive employment agreement with Mr. Minichiello in connection with his appointment as our Chief Financial Officer effective August 26, 2019. Each employment agreement provides that the respective officer’s employment is “at-will” and may be terminated by Mr. Rittichier or Mr. Minichiello, as applicable, or by the Company at any time with or without cause, subject only to the severance obligations set forth in the applicable employment agreement.

In accordance with the terms of Mr. Rittichier’s agreement, if (a) his employment is terminated without “cause” or (b) he terminates his employment for “good reason,” he will receive the following benefits: (i) continued payment of his base salary for a period of twelve months; (ii) payment of his target annual bonus for the year of termination; and (iii) payment of certain continued health coverage premiums for twelve months. Mr. Rittichier’s employment agreement also provides that he is entitled to acceleration and immediate vesting of 50% of his outstanding equity awards in the event of a “change in control” of the Company.    In addition, if Mr. Rittichier’s employment is terminated without cause or he terminates his employment for good reason within twelve months of a change in control of the Company, under the terms of his employment agreement, Mr. Rittichier is also entitled to acceleration and immediate vesting of 50% of his outstanding equity awards that remain subject to vesting (excepting those which were previously vested due to a change in control, as described above). The terms “cause,” “good reason” and “change in control” as referenced in relation to Mr. Rittichier’s employment agreement are each defined in Mr. Rittichier’s employment agreement.

In accordance with the terms of Mr. Minichiello’s agreement, if (a) his employment is terminated without “cause” or (b) he terminates his employment for “good reason,” he will receive the following benefits: (i) continued payment of his base salary for a period of twelve months; (ii) payment of his target annual bonus for the year of termination; and (iii) payment of certain continued health coverage premiums for twelve months. In addition, if Mr. Minichiello’s employment is terminated without cause or he terminates his employment for good reason within twelve months of a “change in control” of the Company, under the terms of his employment agreement, Mr. Minichiello is also entitled to acceleration and immediate vesting of all of his outstanding equity awards (with any awards subject to performance-based vesting requirements vesting at a minimum of the target performance level). The terms “cause,” “good reason” and “change in control” as referenced in relation to Mr. Minichiello’s employment agreement are each defined in Mr. Minichiello’s employment agreement. Receipt of the severance benefits described above for Messrs. Rittichier and Minichiello is subject to the executive entering into a general release agreement with the Company and compliance with certain confidentiality, nondisclosure and other restrictive covenants set forth in the applicable employment agreement.

Under the terms of each employment agreement, the initial base salary of each of Mr. Rittichier or Mr. Minichiello was established as described in more detail below. The base salary of each of Mr. Rittichier or Mr. Minichiello will continue to be determined annually by the Compensation Committee, which may, in its sole and absolute discretion, increase Mr. Rittichier’s or Mr. Minichiello’s base salary, but may not decrease it below Mr. Rittichier’s or Mr. Minichiello’s initial base salary without Mr. Rittichier’s or Mr. Minichiello’s consent, as applicable. In addition, each of Mr. Rittichier and Mr. Minichiello are entitled to participate in any of the Company’s annual bonus or pay-for-performance plans, with Mr. Rittichier entitled to a target annual cash bonus of 80% of his base salary (which was increased to 90% of his base salary in connection with the Compensation Committee’s December 2020 compensation review) and Mr. Minichiello entitled to a target annual cash bonus of 50% of his base salary. Each of Mr. Rittichier or Mr. Minichiello will be eligible for equity awards under the Company’s equity award plans covering senior executives, in each case, as may be in effect from time to time and as approved by the Compensation Committee in its sole and absolute discretion.

In the event a payment or benefit provided under the employment agreement would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then such payment or benefit will be limited as provided in the employment agreement. None of the employment agreements provide for any tax “gross up” or similar payment for any excise taxes that may be triggered by the payment of any parachute payments.

The following are estimated payments and benefits that would be provided to each of Mr. Rittichier and Mr. Minichiello in the event the Named Executive Officer’s employment is terminated as described above. In accordance with applicable SEC disclosure rules, the estimates assume a termination date of September 30, 2021, the last business day of fiscal 2021. The actual amounts of the payments and costs of the benefits, however, can only be determined at the time of an executive’s separation from the Company.

Name	Severance ($)	Continued Health Coverage (Company Part Only) ($)
Jeffrey Rittichier	988,000	18,302
Tom Minichiello	547,500	19,207

In addition, as of September 30, 2021, Messrs. Rittichier and Minichiello would realize the following gains from the acceleration of unvested equity awards under the circumstances described above, measured based on a stock price of $7.48, which was the per share closing price of the Common Stock on the Nasdaq Global Market on September 30, 2021, the last trading day of fiscal 2021, assumes a change of control occurred on September 30, 2021, and assumes the acceleration and payout of PSUs at target levels:

•	Jeffrey Rittichier: $2,692,800 upon a change of control and an additional $2,692,800 upon a qualifying termination within twelve months of a change in control.

•	Tom Minichiello: $1,630,640 upon a qualifying termination within twelve months of a change in control.

If Mr. Rittichier’s or Mr. Minichiello’s employment is terminated for cause or he terminates his employment without good reason, the Company will pay the Named Executive Officer’s base salary through the effective date of his termination and will not have any additional obligations to the Named Executive Officer. If the Named Executive Officer’s employment terminates as a result of his death, the Company will pay the Named Executive Officer’s base salary through the effective date of his termination and provide his spouse and children health insurance coverage as in effect on the date of termination for a period of twelve months thereafter (at a cost to the Company as of September 30, 2021 in the amount set forth under “Continued Health Coverage (Company Part Only) above).

Mr. Lu

Mr. Lu is not party to any employment agreement with the Company or any other agreement that requires any specified severance benefits or accelerated vesting of equity awards upon termination of his employment or change of control of the Company.

COMPENSATION COMMITTEE REPORT

The information contained under this “Compensation Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended (“Securities Act”), or under the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates this information by reference into any such filing.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement in accordance with Item 407(e)(5) of Regulation S-K.

This report is submitted by the Compensation Committee.

December 9, 2021

COMPENSATION COMMITTEE

Rex S. Jackson, Chairman

Bruce E. Grooms

Stephen L. Domenik

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2021, the members of the Company’s Compensation Committee included Messrs. Domenik, Grooms and Jackson. No member of the Compensation Committee served as one of the Company’s officers or employees during fiscal 2021 or was formerly an officer or employee of the Company at any time. None of the Company’s executive officers served as a member of the compensation committee of any other company that has an executive officer serving as a member of the Company’s Board of Directors or Compensation Committee during fiscal 2021. None of the Company’s executive officers served as a member of the board of directors of any other company that has an executive officer serving as a member of the Company’s Compensation Committee during fiscal 2021.

COMPENSATION RISK

The Compensation Committee has reviewed the Company’s compensation policies and practices for all employees, including executive and non-executive officers, and determined that the Company’s compensation programs do not give rise to risks reasonably likely to have a material adverse effect on the Company. The Committee noted several design features of the Company’s cash and equity incentive programs for executive officers in particular that reduce the likelihood of excessive risk-taking and instead encourage behaviors that support sustainable value creation by rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. Some of these elements include:

•	A Balanced Mix of Compensation Components. The program design provides a balanced mix of cash and equity, annual and longer-term incentives, and performance metrics.

•

Multiple Performance Factors. Our incentive compensation plans use company-wide metric(s), which in fiscal 2021 was our non-GAAP operating income for fiscal 2021 and, in the case of certain non-executive employees, individual performance goals related to specific strategic or operational objectives. In addition, long-term incentive compensation in the form of performance stock units is based on relative total shareholder return, which measures our performance against that of our competitors.

•

Focus on Long-term Incentives. Long-term incentive compensation is an integral part of compensation that discourages short-term risk taking. The long-term incentive grants for senior management are currently allocated between restricted stock units and performance stock units, which provides a balance of incentives. Our long term incentive awards generally are granted on an annual basis with long-term, overlapping vesting periods to motivate eligible recipients to focus on sustained stock price appreciation.

•	Managed Expectations. Cash and equity incentive plans contain a cap on the maximum payout to avoid targets that, if not achieved, result in an unduly large percentage loss of compensation.

•

Stock ownership guidelines. Our stock ownership guidelines require that all of our executive officers hold a significant amount of our equity to align their interests with shareholders over the long term.

•	Clawback policy. We have a compensation recovery (clawback) policy applicable in the event of an accounting restatement.

•

Prohibition Against Short-term and Speculative Transactions. In an effort to avoid the potential for heightened legal risk or the appearance of improper or inappropriate conduct by our directors, executives and other employees, we prohibit all of our employees and directors from engaging in short-term trading of the Company’s securities, short sales, transactions in puts, calls or other derivative securities related to the Company’s stock on an exchange or in any other organized market, entering into hedging or monetization transactions that are designed to hedge or offset any decrease in the market value of the Company’s securities, margining Company securities held in a margin account, or pledging Company securities as collateral for a loan.

OWNERSHIP OF SECURITIES

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 31, 2021 certain information regarding the beneficial ownership of Common Stock of the Company by: (i) each Named Executive Officer of the Company, (ii) each director and nominee, (iii) all directors and current executive officers as a group (8 persons), and (iv) each person or “group” (as that term is defined in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company. Except as otherwise indicated, the Company believes, based on information furnished by such persons, that each person listed below has the sole voting and investment power over the shares of Common Stock shown as beneficially owned, subject to community property laws, where applicable. Shares beneficially owned include shares of Common Stock, options to acquire shares of Common Stock and restricted stock units that are exercisable or will vest within sixty (60) days of December 31, 2021. Unless otherwise indicated, the address of each of the beneficial owners is c/o EMCORE Corporation, 2015 W. Chestnut Street, Alhambra, CA, 91803.

Name	Shares Beneficially Owned		Percent of Common Stock(1)
5% Shareholders:
Persons affiliated with Cannell Capital LLC	2,922,329	(2)	7.8%
Named Executive Officers and Directors:
Stephen L. Domenik	150,276	(3)	*
Bruce E. Grooms	49,954		*
Noel Heiks.	47,180		*
Rex S. Jackson	57,009		*
Jeffrey Rittichier	326,025		*
Tom Minichiello	32,710		*
Albert Lu	31,997		*
All directors and current executive officers as a group (8 persons)	716,722		1.9%

*	Less than 1.0%
(1)	As of December 31, 2021, 37,274,691 shares of Common Stock were outstanding.
(2)

Based on information in a Schedule 13G filed by Cannell Capital LLC and J. Carlo Cannell (the “Cannell Parties”) with the SEC on February 16, 2021 for their holdings as of December 31, 2020. The Cannell Parties each reported that it or he has shared power to vote and dispose of all 2,922,329 shares of Common Stock. Each such entity’s or person’s principal business office address is 245 Meriwether Circle, Alta, WY 83414.

(3)

Includes 10,000 shares held of record by the Stephen and Christine Domenik Trust, Stephen Domenik and Christine Domenik, Trustees. Mr. Domenik may be deemed to exercise voting and investment power over such shares. Mr. Domenik disclaims beneficial ownership of the shares held by the trust, except to the extent of his pecuniary interest therein.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of September 30, 2021, the number of securities outstanding under each of the Company’s compensation plans under which equity securities are authorized for issuance, the weighted average exercise price of outstanding options, and the number of securities available for grant under such plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	3,758,723	(1)	$4.59	(2)	1,839,975	(3)

Equity compensation plans not approved by security holders	—		—		—

Total	3,758,723	(1)	$4.59	(2)	1,839,975	(3)

(1)

Consists of 19,869 outstanding stock options, 1,804,854 unvested time-based restricted stock units and 1,934,000 unvested performance-based restricted stock units under the EMCORE Corporation 2000 Stock Option Plan, the 2010 Equity Incentive Plan, the 2012 Equity Incentive Plan and the 2019 Equity Incentive Plan as of September 30, 2021. For performance-based restricted stock units, reflects the maximum number of shares potentially issuable.

(2)

Represents the weighted average exercise price of outstanding stock options under the EMCORE Corporation 2000 Stock Option Plan, the 2010 Equity Incentive Plan, the 2012 Equity Incentive Plan and the 2019 Equity Incentive Plan as of September 30, 2021.

(3)

Consists of 1,751,234 shares that remained available for grant under the 2019 Equity Incentive Plan as of September 30, 2021. In addition, 88,741 shares remained available for grant under the Company’s Officer and Director Share Purchase Plan. On September 9, 2021 the Company terminated the EMCORE Corporation 2000 Employee Stock Purchase Plan.

PROPOSAL II:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For fiscal 2021, KPMG LLP (“KPMG”) served as the Company’s independent registered public accounting firm and provided audit services that included examination of the Company’s annual consolidated financial statements. A summary of the fees for services provided by KPMG for fiscal 2021 is set forth below. The Audit Committee of the Board of Directors has appointed KPMG to serve as the Company’s independent registered public accounting firm for fiscal 2022 and the Board of Directors recommends that shareholders ratify such appointment at the Annual Meeting.

Action by the shareholders is not required by law to appoint or ratify the appointment of an independent registered public accounting firm, but ratification of KPMG’s appointment is being submitted by the Audit Committee of the Board of Directors in order to give the shareholders a voice in the designation of auditors. If the resolution ratifying the appointment of KPMG as the Company’s independent registered public accounting firm for fiscal 2022 is rejected by the shareholders, then the Audit Committee may reconsider its choice of independent registered public accounting firm. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Proxies in the form solicited hereby that are properly submitted will be voted FOR the resolution unless otherwise instructed by the shareholder.

Representatives of KPMG are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2022 UNDER PROPOSAL II. Unless otherwise instructed, the proxyholders will vote all properly submitted proxies “FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022.

FISCAL 2021 & 2020 AUDITOR FEES AND SERVICES

The following table presents fees for professional services provided to the Company by KPMG in fiscal 2021 and fiscal 2020:

	Fiscal 2021	Fiscal 2020
Audit fees(1)	$761,500	$646,000
Audit-related fees	—	—
Tax fees	$—	$—
All other fees	—	—

Total	$761,500	$646,000

(1)

Represents fees for professional services rendered in connection with the integrated audit of our annual financial statements, reviews of our quarterly financial statements, other SEC filings, including registration statements, correspondence with the SEC, and advice provided on accounting matters that arose in connection with audit services.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval. All of the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Report of the Audit Committee by reference therein.

Management has primary responsibility for the accuracy and fairness of the Company’s consolidated financial statements as well as the processes employed to prepare the financial statements, and the system of internal control over financial reporting. KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm for fiscal 2021, was responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The specific responsibilities of the Audit Committee are set forth in the EMCORE Corporation Audit Committee Charter, which has been adopted by the Board of Directors. The Audit Committee Charter is available in the Corporate Governance section on the Investors tab of the Company’s website (www.emcore.com).

During fiscal 2021, the Audit Committee consisted of Mr. Jackson (chairman), Mr. Domenik and Ms. Heiks. Each member of the Audit Committee is currently, and was during his or her tenure, an independent director within the meaning of applicable Nasdaq and SEC rules. The Board of Directors has determined that Mr. Jackson is an audit committee financial expert within the meaning of SEC rules. The Audit Committee met eight (8) times during fiscal 2021.

As part of its oversight role, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for fiscal 2021 with management of the Company and KPMG. The Audit Committee has also discussed with KPMG the matters required to be discussed by Auditing Standard 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board. Furthermore, the Audit Committee has reviewed management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and has reviewed the opinions of KPMG regarding the conformity of the Company’s audited financial statements with GAAP and the Company’s internal control over financial reporting.

The Audit Committee has received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with KPMG matters relating to its independence. The Audit Committee concluded that KPMG’s provision of non-audit services to the Company, as detailed above, is compatible with the accounting firm’s independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2021, which was filed with the SEC on December 3, 2021.

This report is submitted by the Audit Committee.

December 9, 2021

AUDIT COMMITTEE

Rex S. Jackson, Chairman

Stephen L. Domenik

Noel Heiks

PROPOSAL III:

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE EMCORE CORPORATION

2019 EQUITY INCENTIVE PLAN

General

At the Annual Meeting, shareholders will be asked to approve an amendment and restatement of the EMCORE Corporation 2019 Equity Incentive Plan (the “2019 Plan”). The amended and restated version of the 2019 Plan was adopted, subject to shareholder approval, by the Board of Directors on December 9, 2021.

The Company believes that incentives and stock-based awards focus employees on the objective of creating shareholder value and promoting the success of the Company, and that incentive compensation plans like the 2019 Plan are an important attraction, retention and motivation tool for participants in the plan. The Board of Directors believes that the number of shares currently available under the 2019 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. Under applicable listing rules, we may not increase the 2019 Plan share limit without stockholder approval.

The amended and restated version of the 2019 Plan increases the number of shares available under the 2019 Plan by an additional 1.9 million shares of the Company’s common stock. The amended and restated version of the 2019 Plan also increases the limit on the number of shares that may be delivered pursuant to “incentive stock options” granted under the 2019 Plan by 1.9 million shares for a new limit of 7,713,160 incentive stock options. For clarity, any shares that are delivered pursuant to incentive stock options also count against (and are not in addition to) the aggregate 2019 Plan share limit described above.

As of December 31, 2021, a total of 3,410,826 shares of the Company’s common stock were then subject to outstanding awards granted under the 2019 Plan (assuming maximum level of performance), a total of 20,384 shares of the Company’s common stock were then subject to outstanding awards granted under the Company’s 2012 Equity Incentive Plan, as amended and restated, and the Company’s 2010 Equity Incentive Plan, as amended (collectively, the “Prior Plans”) (which will be available for new grants under the 2019 Plan if they are forfeited, terminated, cancelled, or expire prior to being vested or exercised, as applicable) and an additional 1,748,593 shares of the Company’s common stock were then available for new award grants under the 2019 Plan (before giving effect to the increase in the aggregate share limit being requested in this Proposal III). No new awards may be granted under the Prior Plans.

Based solely on the closing price of the Company’s common stock, as reported on the Nasdaq Global Market on January 12, 2022, the maximum aggregate market value of the 1.9 million new shares that could be issued under the amended and restated 2019 Plan is $12,787,000. If shareholders do not approve the amended and restated version of the 2019 Plan, the Company will continue to have the authority to grant awards under the existing terms of the 2019 Plan from the shares currently available for issuance under the 2019 Plan.

The following table shows the total number of shares of Common Stock that were subject to outstanding restricted stock and restricted stock unit awards granted under the 2019 Plan and the Prior Plans, that were subject to outstanding stock options granted under the Prior Plans, and that were then available for new award grants under the 2019 Plan as of December 31, 2021. For performance-based restricted stock units granted under our performance-based long-term equity award program, the number of shares presented is based on achieving the maximum level of performance, even though the actual share payout for these awards may be less than the maximum number below.

As of December 31, 2021
Shares subject to outstanding restricted stock and restricted stock unit awards (excluding performance-based vesting awards)	1,462,942
Shares subject to outstanding performance-based vesting restricted stock and restricted stock unit awards (at maximum level of performance)	1,934,000
Shares subject to outstanding stock options	13,884
Shares available for new award grants	1,748,593

As of December 31, 2021, the Company’s 13,884 outstanding stock options granted under the Prior Plans had a weighted average exercise price of $4.39 and a weighted-average remaining life of 3.59 years, as reflected in the following table:

	Shares subject to outstanding stock options	Weighted Average Exercise Price	Weighted- Average Remaining Life
Outstanding stock options as of December 31, 2021	13,884	$4.39	3.59 years

The following paragraphs include additional information to help shareholders assess the potential dilutive impact of the Company’s equity awards and the amended and restated 2019 Plan. The discussion that follows in this section does not include any shares that have been purchased under or that remain available for issuance or delivery under the Company’s Employee Stock Purchase Plan and the Company’s Officer and Director Share Purchase Plan. The Employee Stock Purchase Plan was intended as a qualified employee share purchase plan that complies with Section 423 of the Code. The Employee Stock Purchase Plan generally provided for broad-based participation by employees of the Company and certain of its subsidiaries and afforded employees who elected to participate an opportunity to purchase shares of Common Stock at a discount. The Employee Stock Purchase Plan terminated on September 9, 2021. The number of approved shares to issue under the Employee Stock Purchase Plan was 3,515,574, and 3,395,090 shares were issued from the Employee Stock Purchase Plan through its termination on September 9, 2021 (determined using the actual number of shares issued). The Officer and Director Share Purchase Plan solely permits officers, employees and directors to purchase fully vested shares of Common Stock at fair market value. The number of approved shares to purchase under the Officer and Director Share Purchase Plan is 500,000, and 411,259 shares have been purchased under the plan through December 31, 2021.

“Overhang” refers to the number of shares of Common Stock that are subject to outstanding awards or remain available for new award grants. Please see the table in the “General” section above with respect to the total number of shares of Common Stock that were subject to outstanding restricted stock and restricted stock unit awards granted under the 2019 Plan and the Prior Plans, that were subject to outstanding stock options granted under the 2019 Plan and the Prior Plans and that were then available for new award grants under the 2019 Plan as of December 31, 2021.

Other than the Company’s Officer and Director Share Purchase Plan, (i) the 2019 Plan and the Prior Plans are the Company’s only equity plans with outstanding awards, and (ii) the 2019 Plan is the Company’s only equity plan with shares that remain available for new award grants.

The weighted-average number of shares of Common Stock outstanding in each of the last three fiscal years was 28.0 million shares outstanding in fiscal 2019, 29.1 million shares outstanding in fiscal 2020 and 34.0 million shares outstanding in fiscal 2021. The number of shares of Common Stock outstanding as of September 30, 2021 and December 31, 2021 was approximately 37.0 million and 37.3 million shares, respectively.

“Burn rate” refers to the number of shares that are subject to awards that the Company grants over a particular period of time. The total number of shares of Common Stock subject to awards that the Company granted under the 2019 Plan and its other equity compensation plans in each of the last three fiscal years, and to date (as of December 31, 2021) for fiscal year 2022, is set forth in the table below.

Fiscal Year	Stock Options Granted	Non Performance- Based Shares and Units Granted	Performance- Based Shares and Units Earned During Year	Total(1)	Performance- Based Shares and Units Granted (at target)	Weighted Average Common Shares Outstanding	Burn Rate
2021	0	1,045,673	6,086	1,051,759	231,000	34,020,388	3.09%
2020	0	1,215,810	0	1,215,810	496,000	29,136,185	4.17%
2019	0	752,416	30,874	783,290	280,000	27,983,121	2.80%
Three-Year Average							3.35%

(1)	Total refers to Stock Options Granted plus Non Performance-Based Shares and Units Granted plus Performance-Based Shares and Units Earned During Year.

Through December 31, 2021, for fiscal 2022, zero stock options have been granted, 2,901 non performance-based restricted stock units have been granted and zero performance-based restricted shares or restricted stock units have been earned, for a total of 2,901 (which was 0.00001% of the number of shares of Common Stock outstanding on December 31, 2021).

The total number of shares of Common Stock that were subject to awards granted under the 2019 Plan or the Prior Plans that terminated or expired, and thus became available for new award grants under the 2019 Plan or the Prior Plans, in each of the last three fiscal years (2019, 2020 and 2021), and to date (as of December 31, 2021) in fiscal 2022, are as follows: 842,405 in fiscal 2019, 468,257 in fiscal 2020, 457,963 in fiscal 2021 and 52,675 to date in fiscal 2022. Shares subject to the 2019 Plan or Prior Plan awards that terminated or expired and became available for new award grants under the 2019 Plan or the Prior Plans have been included when information is presented in this amended and restated 2019 Plan proposal on the number of shares available for new award grants under the 2019 Plan.

When considering the number of shares to add to the 2019 Plan, the Compensation Committee reviewed, among other things, the potential dilution to the Company’s current shareholders as measured by burn rate and overhang, projected future share usage, and projected future forfeitures. The Compensation Committee anticipates that the 1.9 million additional shares requested for the 2019 Plan (together with the shares available for new award grants under the 2019 Plan as of December 31, 2021, and assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards) will provide the Company with flexibility to continue to grant equity awards under the 2019 Plan through approximately March 2023. However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares that are subject to the Company’s award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of the Common Stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards the Company grants, and how the Company chooses to balance total compensation between cash and equity-based awards. The Compensation Committee is committed to effectively managing the number of shares reserved for issuance under the 2019 Plan while minimizing shareholder dilution.

The closing market price for a share of the Common Stock as of December 31, 2021 was $6.98 per share.

Summary Description of the 2019 Equity Incentive Plan (as Proposed to be Amended and Restated)

The principal terms of the 2019 Plan (as proposed to be amended and restated) are summarized below. The following summary is qualified in its entirety by the full text of the 2019 Plan (as proposed to be amended and restated), which appears as Appendix A to this Proxy Statement.

Purpose. The purpose of the 2019 Plan is to promote the success of the Company by providing an additional means for us to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and our shareholders.

Administration. Our Board of Directors or one or more committees appointed by our Board of Directors administers the 2019 Plan. Currently, our Board of Directors has delegated general administrative authority for the 2019 Plan to the Compensation Committee. The Board of Directors or a committee thereof (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under the 2019 Plan. (The appropriate acting body, be it the Board of Directors or a committee or other person within its delegated authority is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the 2019 Plan, including, without limitation, the authority:

•	to select eligible participants and determine the type(s) of award(s) that they are to receive;

•

to grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

•

to determine any applicable vesting and exercise conditions for awards (including any applicable performance and/or time-based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, to determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, to establish the events (if any) on which exercisability or vesting may accelerate (including specified terminations of employment or service or other circumstances), and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards (subject in the case of options and stock appreciation rights to the maximum term of the award);

•	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	subject to the other provisions of the 2019 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

•

to determine the method of payment of any purchase price for an award or shares of the Company’s common stock delivered under the 2019 Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;

•

to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where the Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;

•	to approve the form of any award agreements used under the 2019 Plan; and

•	to construe and interpret the 2019 Plan, make rules for the administration of the 2019 Plan, and make all other determinations for the administration of the 2019 Plan.

Minimum Vesting Requirement. All awards granted under the 2019 Plan are subject to a minimum vesting requirement of one year, and no portion of any such award may vest earlier than the first anniversary of the grant date of the award. This minimum vesting requirement does not apply to 5% of the total number of shares available under the 2019 Plan.

No Repricing. In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by shareholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility. Persons eligible to receive awards under the 2019 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. Currently, approximately 345 officers and employees of the Company and its subsidiaries (including all of the Company’s named executive officers), and each of the four members of the Board of Directors who are not employed by the Company or any of its subsidiaries (“Non-Employee Directors”), are considered eligible under the 2019 Plan.

Aggregate Share Limit. The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2019 Plan equals the sum of the following (such total number of shares, the “Share Limit”):

•	7,713,160 shares (which includes the 1.9 million new shares that will be available under the 2019 Plan if shareholders approve the amended and restated version of the 2019 Plan), plus

•

the number of any shares subject to stock options granted under the Prior Plans and outstanding as of March 22, 2019 which expire, or for any reason are cancelled or terminated, after March 22, 2019 without being exercised, plus

•

the number of any shares subject to restricted stock and restricted stock unit awards granted under the Prior Plans that were outstanding and unvested as of March 22, 2019 which are forfeited, terminated, cancelled, or otherwise reacquired after March 22, 2019 without having become vested.

Additional Share Limits. The following other limits are also contained in the 2019 Plan. These limits are in addition to, and not in lieu of, the Share Limit for the plan described above.

•

The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 7,713,160 shares (which gives effect to the additional 1.9 million shares that may be delivered pursuant incentive stock options if shareholders approve the amended and restated version of the 2019 Plan). (For clarity, any shares issued in respect of incentive stock options granted under the plan will also count against the overall Share Limit above.)

•	The maximum value of awards granted under the 2019 Plan during a calendar year to a Non-Employee Director for services on the Board, taken together with any cash fees paid by the Company to such

Non-Employee Director during such calendar year for services on the Board, shall not exceed $800,000 in total value (calculating the value of any such awards based on the grant date fair value of such awards), including for this purpose the value of any awards that are received in lieu of payment of all or a portion of his or her regular annual retainer, additional retainer paid in connection with service on any committee of the Board, or other cash fees. For purposes of this limit, the “grant date fair value” of an award means the value of the award on the date of grant of the award determined using the equity award valuation principles applied in the Company’s financial reporting. This limit does not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Company or one of its subsidiaries. This limit applies on an individual basis and not on an aggregate basis to all Non-Employee Directors as a group.

Share-Limit Counting Rules. The Share Limit of the 2019 Plan is subject to the following rules:

•

Shares that are subject to or underlie awards granted under the 2019 Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2019 Plan will not be counted against the Share Limit and will again be available for subsequent awards under the 2019 Plan.

•

To the extent that shares are delivered pursuant to the exercise of a stock appreciation right granted under the 2019 Plan, the total number of underlying shares subject to such stock appreciation right shall be counted against the Share Limit. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the Share Limit with respect to such exercise.)

•

Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of a stock option or stock appreciation right granted under the 2019 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any stock option or stock appreciation right, will be counted against the Share Limit and will not again be available for subsequent awards under the 2019 Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any full-value award granted under the 2019 Plan, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any full-value award granted under the 2019 Plan, will be counted against the Share Limit and will not again be available for subsequent awards under the 2019 Plan.

•

In addition, shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award granted under the Prior Plans, as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any award granted under the Prior Plans, shall not be available for new awards under the 2019 Plan.

•

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the Share Limit and will again be available for subsequent awards under the 2019 Plan.

•

In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit.) Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under the 2019 Plan other than the aggregate Share Limit.

In addition, the 2019 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2019 Plan. The Company may not increase the applicable share limits of the 2019 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards. The 2019 Plan authorizes stock options, stock appreciation rights, and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash bonus awards. The 2019 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.

A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option may not be less than the fair market value of a share of the Company’s common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “U.S. Federal Income Tax Consequences of Awards Under the Amended and Restated 2019 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2019 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and may not be less than the fair market value of a share of the Company’s common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

The other types of awards that may be granted under the 2019 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units or phantom stock (which are contractual rights to receive shares of stock, or cash based on the fair market value of a share of stock), dividend equivalents which represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.

Subject to the minimum vesting requirement described above, any awards under the 2019 Plan (including awards of stock options and stock appreciation rights) may be fully-vested at grant or may be subject to time- and/or performance-based vesting requirements.

Dividend Equivalents; Deferrals. The Administrator may provide for the deferred payment of awards and may determine the other terms applicable to deferrals. The Administrator may provide that awards under the 2019 Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of Common Stock, provided that any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related vesting conditions are not satisfied).

Assumption and Termination of Awards. If an event occurs in which the Company does not survive (or does not survive as a public company in respect of its common stock), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Company, awards then-outstanding under the 2019 Plan will not automatically become fully vested pursuant to the provisions of the 2019 Plan so long as such awards are assumed, substituted for or otherwise continued. However, if awards then-outstanding under the 2019 Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested (with any performance goals applicable to the award being deemed met at the “target” performance level), subject to any exceptions that the Administrator may provide for in an applicable award agreement. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2019 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event or in connection with a termination of the award holder’s employment. For the treatment of outstanding equity awards held by the Named Executive Officers in connection with a termination of employment and/or a change in control of the Company, please see the “Potential Payments Upon Change in Control and Termination” above in this Proxy Statement.

Transfer Restrictions. Subject to certain exceptions contained in Section 5.6 of the 2019 Plan, awards under the 2019 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2019 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.

No Limit on Other Authority. The 2019 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Administrative Discretion. The minimum vesting requirement described above shall not limit or restrict the Administrator’s discretion to accelerate the vesting of any awards granted under the amended and restated 2019 Plan in circumstances it determines to be appropriate (whether in connection with a transaction, termination of employment or for any other reason).

Termination of or Changes to the 2019 Plan. The Board of Directors may amend or terminate the 2019 Plan at any time and in any manner. Shareholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the Board of Directors. Unless terminated earlier by the Board of Directors and subject to any extension that may be approved by shareholders, the authority to grant new awards under the 2019 Plan will terminate on December 9, 2028. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

U.S. Federal Income Tax Consequences of Awards under the Amended and Restated 2019 Plan

The U.S. federal income tax consequences of the 2019 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2019 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2019 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2019 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, under Section 162(m) of the Code, the aggregate compensation in excess of $1,000,000 attributable to awards held by current or former Named Executive Officers may not be deductible by the Company in certain circumstances.

Specific Benefits under the Amended and Restated 2019 Plan

The Company has not approved any awards that are conditioned upon shareholder approval of the amended and restated 2019 Plan. Except as described below, the Company is not currently considering any other specific award grants under the amended and restated 2019 Plan.

As described under “Director Compensation Policy” above, under our current Director Compensation Policy, each Non-Employee Director receives, once every three years, an award of restricted stock units on the date of the Company’s annual meeting of shareholders, with the number of shares subject to each award to be determined by dividing $225,000 (or in the case of our Chairperson, $352,500) by the closing price of our common stock on the grant date. The restricted stock units vest as to one-third of the award on each of the first three anniversaries of the grant date (or, if the Company’s annual meeting of shareholders for the applicable year occurs prior to such vesting date, on the day prior to that annual meeting), subject to the Non-Employee Director’s continued service on the Board of Directors through such vesting date. Unvested restricted stock units will also vest upon a director’s earlier termination of service due to death or disability. Equity grants for the Non-Employee Directors will be awarded under the 2019 Plan regardless of whether shareholders approve the amended and restated 2019 Plan.

The Company cannot project the grants that may be made to the Company’s officers and employees because such grants are made at the discretion of the Compensation Committee. If the amended and restated 2019 Plan had been in effect in fiscal year 2021, we expect that our award grants for fiscal year 2021 would not have been substantially different from those actually made in that year under the current version of the 2019 Plan. For information regarding stock-based awards granted to the Named Executive Officers during fiscal year 2021, please see the “Executive Compensation” section of this Proxy Statement.

Equity Compensation Plan Information

The table on page 43 of this Proxy Statement under the heading “Equity Compensation Plan Information” sets forth, as of September 30, 2021, the number of securities outstanding under each of the Company’s compensation plans under which equity securities are authorized for issuance, the weighted average exercise price of outstanding options, and the number of securities available for grant under such plans.

Aggregate Past Grants under the 2019 Plan

As of December 31, 2021, awards covering 4,980,800 shares of our common stock had been granted under the 2019 Plan. (This number of shares includes shares subject to awards under the 2019 Plan that expired, were cancelled or terminated without having been exercised and paid and became available for new award grants under the 2019 Plan.) No stock options have been granted under the 2019 Plan since inception of the 2019 Plan.

Vote Required for Approval of the Amended and Restated 2019 Plan

The Board of Directors believes that the adoption of the amended and restated 2019 Plan will promote the interests of the Company and its shareholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.

All members of the Board of Directors and all of the Company’s executive officers are eligible for awards under the amended and restated 2019 Plan and thus have a personal interest in the approval of the amended and restated 2019 Plan.

Approval of the amended and restated 2019 Plan requires the affirmative vote of a majority of the votes cast and entitled to vote on the proposal at the Annual Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2019 EQUITY INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN APPENDIX A HERETO.

PROPOSAL IV:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related compensation disclosure rules of the SEC, and consistent with our shareholders’ preference to provide annual advisory votes on the compensation of our Named Executive Officers, we are asking our shareholders to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our Named Executive Officers with the interests of our shareholders. Our compensation programs are designed to reward our Named Executive Officers for the achievement of short-term and long-term strategic and operational goals, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our Named Executive Officers, as described in this Proxy Statement. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors or the Compensation Committee of the Board of Directors. Although the vote is non-binding, the Compensation Committee will consider the voting results when it evaluates whether any changes should be made to the Company’s compensation program.

Accordingly, we ask our shareholders to approve the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

Our current policy is to provide our shareholders with an opportunity to approve the compensation of the Company’s Named Executive Officers each year at the annual meeting of shareholders. We expect that the next advisory vote on the compensation of our Named Executive Officers will occur at our 2023 annual meeting of shareholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT. Unless otherwise instructed, the proxyholders will vote all properly submitted proxies “FOR” approval of the compensation of the Company’s named executive officers.

GENERAL MATTERS

Annual Report on Form 10-K and Financial Statements

A shareholder may send a written request for a copy of the Company’s 2021 Annual Report on Form 10-K and any additional exhibits to the Form 10-K not included in the Company’s 2021 Annual Report. All such requests should be directed to the Company at 2015 W. Chestnut Street, Alhambra, CA, 91803, Attention: Investor Relations. Following receipt of any such request by a shareholder, the Company will furnish the requested materials to the shareholder without charge. The Company’s 2021 Annual Report on Form 10-K (including amendments and exhibits thereto) and this Proxy Statement are also available under the Investors tab of the Company’s website (www.emcore.com).

Shareholder Proposals

Shareholder proposals intended to be included in our proxy materials to be distributed in connection with the 2023 Annual Meeting of Shareholders must be received by the Company no later than September 15, 2022. Proposals should be mailed to the Company, to the attention of the Secretary, 2015 W. Chestnut Street, Alhambra, CA, 91803. Proposals must comply with all applicable SEC rules, including SEC Rule 14a-8, in order to be included in the Company’s proxy materials for the 2022 Annual Meeting of Shareholders.

Nominations of directors for election at the 2023 Annual Meeting of Shareholders and shareholder proposals intended to be presented at the 2023 Annual Meeting of Shareholders but that are not intended to be included in our proxy materials must comply with the requirements of our By-Laws and notice thereof must be received by the Company at the address set forth in the preceding paragraph no earlier than the close of business on November 11, 2022 (the 120th day prior to the first anniversary of the Annual Meeting) and no later than the close of business on December 11, 2022 (the 90th day prior to the first anniversary of the Annual Meeting). Notwithstanding the foregoing, in the event that we change the date of the 2023 Annual Meeting of Shareholders to a date that is more than 30 days before or after the anniversary of the Annual Meeting, written notice by a shareholder must be received no earlier than the close of business 120 days prior to the date of the 2023 Annual Meeting of Shareholders and no later than the close of business on the later of 90 days prior to the date of the 2023 Annual Meeting of Shareholders or the tenth day following the day on which public announcement of the date of such meeting is made. Shareholder proposals not intended to be included in the proxy statement or nominations for director candidates that do not meet the notice requirements set forth above and further described in Article II, Section 6 of our By-Laws will not be acted upon at the 2023 Annual Meeting of Shareholders.

Delivery of Documents to Shareholders Sharing an Address

The Company may deliver only one copy of the Annual Report and Proxy Statement to shareholders who did not receive a Notice of Internet Availably and who share a single address. Upon written or oral request, we will deliver promptly a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of proxy materials was delivered. For future deliveries, shareholders who share a single address can request a separate copy of the Company’s proxy materials. Similarly, if multiple copies of the proxy materials are being delivered to a single address, shareholders can request a single copy of the proxy materials for future deliveries. To make a request, please call or write to the Secretary, EMCORE Corporation, 2015 W. Chestnut Street, Alhambra, CA 91803 or (626) 239-3400. If you are a beneficial owner, please contact your bank, broker, or other nominee directly if you have questions, require additional copies of the proxy materials, wish to receive multiple reports by revoking your consent to householding or wish to request single copies of the proxy materials in the future.

Other Matters

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If, however, other matters are properly presented, the persons named in the proxy will vote the shares represented thereby in accordance with their judgment on such matters.

By Order of the Board of Directors,
/s/ Ryan Hochgesang
Ryan Hochgesang Secretary

Appendix A

EMCORE CORPORATION

AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN

1.	PURPOSE OF PLAN

The purpose of this EMCORE Corporation Amended and Restated 2019 Equity Incentive Plan (this “Plan”) of EMCORE Corporation, a New Jersey corporation (the “Corporation”), is to promote the success of the Corporation by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons and to enhance the alignment of the interests of the selected participants with the interests of the Corporation’s stockholders.

2.	ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3.	PLAN ADMINISTRATION

3.1

The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees (or subcommittees, as the case may be) appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted, subject to the provisions of this Plan and any other policies as the Corporation, the Board or such committee may adopt. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by N.J.S.A. Section 14A:8-1(4) (or successor provision) and any other applicable law, to one or more officers of the Corporation, its authority under this Plan. The Board or another committee (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

3.2

Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within any express limits on the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, determine the particular Eligible Persons who will receive an award under this Plan;

(b)

grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of this Plan, establish the installment(s) (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance-based exercisability or vesting requirements, determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, establish the events (if any) on which exercisability or vesting may accelerate (which may include, without limitation, retirement and other specified terminations of employment or services, or other circumstances), and establish the events (if any) of termination, expiration or reversion of such awards;

(c)	approve the forms of any award agreements (which need not be identical either as to type of award or among participants);

(d)

construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, make any and all determinations under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)

accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a retirement or other termination of employment or services, or other circumstances) subject to any required consent under Section 8.6.5;

(g)

adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h)

determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action to approve the award (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action approving the award);

(i)

determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 hereof and take any other actions contemplated by Section 7 in connection with the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and

(k)	determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3

Prohibition on Repricing. Notwithstanding anything to the contrary in Section 3.2 and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.4

Binding Determinations. Any determination or other action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, nor the Corporation or any of its Subsidiaries, shall be liable for any damages of a participant should an option intended as an ISO (as defined below) fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to ISOs, should any other award(s) fail to qualify for any intended tax treatment, should any award grant or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or otherwise for any tax or other liability imposed on a participant with respect to an award.

3.5

Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.6	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

3.7

Minimum Vesting Requirement. Notwithstanding anything to the contrary in Section 3.2 and except as provided in the next sentence, all awards granted under this Plan shall be subject to a minimum vesting requirement for one year, and no portion of any such award may vest earlier than the first anniversary of the grant date of the award (the “Minimum Vesting Requirement”). The Minimum Vesting Requirement shall not apply to 5% of the total number of shares available under this Plan.

4.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1

Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2

Aggregate Share Limit. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1)	7,713,160 shares of Common Stock, plus

(2)

the number of any shares subject to stock options granted under the Corporation’s 2012 Equity Incentive Plan, as amended or amended and restated (the “2012 Plan”) and the Corporation’s 2010 Equity Incentive Plan, as amended (the “2010 Plan” and together with the 2012 Plan, the “Prior Plans”) that were outstanding on March 22, 2019 (the date of initial stockholder approval of this Plan, the “Stockholder Approval Date”) which expire, or for any reason are cancelled or terminated, after the Stockholder Approval Date without being exercised, plus

(3)

the number of any shares subject to restricted stock and restricted stock unit awards granted under the Prior Plans that were outstanding and unvested on the Stockholder Approval Date and that are forfeited, terminated, cancelled or otherwise reacquired by the Corporation without having become vested, after the Stockholder Approval Date.

provided that in no event shall the Share Limit exceed 9,006,420 shares (which is the sum of the 7,713,160 shares set forth above, plus the aggregate number of shares subject to awards previously granted and outstanding under the Prior Plans as of the Stockholder Approval Date).

4.3	Additional Share Limits. The following limits also apply with respect to awards granted under this Plan. These limits are in addition to, not in lieu of, the aggregate Share Limit in Section 4.2.

(a)	The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 7,713,160 shares.

(b)

Notwithstanding any other provision of the Plan to the contrary, the maximum value of Awards granted under the Plan during a calendar year to a non-employee Director for services on the Board, taken together with any cash fees paid by the Company to such non-employee Director during such calendar year for services on the Board, shall not exceed $800,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards), including for this purpose the value of any Awards that are received in lieu of payment of all or a portion of his or her regular annual retainer, additional retainer paid in connection with service on any committee of the Board, or other cash fees. For purposes of this Section 4.3(b), a “non-employee director” is an individual who, on the grant date of the award, is a member of the Board who is not then an officer or employee of the Corporation or one of its Subsidiaries. For purposes of this Section 4.3(b), “grant date fair value” means the value of the award as of the date of grant of the award and as determined using the equity award valuation principles applied in the Corporation’s financial reporting. The limits of this Section 4.3(b) do not apply to, and shall be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Corporation or one of its Subsidiaries. The limits of this Section 4.3(b) apply on an individual basis and not on an aggregate basis to all non-employee directors as a group.

4.4	Share-Limit Counting Rules. The Share Limit shall be subject to the following provisions of this Section 4.4:

(a)

Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(b)

To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right granted under this Plan, the total number of underlying shares subject to such stock appreciation right shall be counted against the Share Limit. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised in full at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be counted against the Share Limit with respect to such exercise.)

(c)

Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any stock option or stock appreciation right granted under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any stock option or stock appreciation right granted under this Plan, shall be counted against the Share Limit and shall not be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any “full-value award” granted under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any full-value award granted under this Plan, shall be counted against the Share Limit and shall not be available for subsequent awards under this Plan.

(d)

In addition, shares that are exchanged by a participant or withheld by the Corporation after the Stockholder Approval Date as full or partial payment in connection with any award granted under the Prior Plans, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries after the Stockholder Approval Date to satisfy the tax withholding obligations related to any award granted under the Prior Plans, shall not be available for new awards under this Plan.

(e)

To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(f)

In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit). Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under this Plan other than the aggregate Share Limit.

(g)	The Corporation may not increase the Share Limit by repurchasing shares of Common Stock on the market (by using cash received through the exercise of stock options or otherwise).

Refer to Section 8.10 for application of the share limits of this Plan, including the limits in Sections 4.2 and 4.3, with respect to assumed awards. Each of the numerical limits and references in Sections 4.2 and 4.3, and in this Section 4.4, is subject to adjustment as contemplated by Section 4.3, Section 7 and Section 8.10.

4.5

No Fractional Shares; Minimum Issue. Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards (or any particular award) granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5.	AWARDS

5.1

Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1    Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The agreement evidencing the grant of an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.4.

5.1.2    Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. If an otherwise-intended ISO fails to meet the applicable requirements of Section 422 of the Code, the option shall be a nonqualified stock option.

5.1.3    Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.

5.1.4    Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, restricted stock units, deferred shares, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Stock, and, subject to the Minimum Vesting Requirement, any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) cash awards. The types of cash awards that may be granted under this Plan include the opportunity to receive a payment for the achievement of one or more goals established by the Administrator, on such terms as the Administrator may provide, as well as discretionary cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted as to a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied.

5.1.5    Performance Goals. The grant, vesting, exercisability or payment of an award may (but need not) depend on the degree of achievement of one or more performance goals relative to a pre-established targeted level or levels using business criteria as selected by the Administrator in its sole discretion.

5.2

Award Agreements. Each award shall be evidenced by a written or electronic award agreement or notice in a form approved by the Administrator (an “award agreement”), and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require.

5.3

Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.4

Consideration for Common Stock or Awards. The purchase price (if any) for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

(a)	services rendered by the recipient of such award;

(b)	cash, check payable to the order of the Corporation, or electronic funds transfer;

(c)	notice and third party payment in such manner as may be authorized by the Administrator;

(d)	the delivery of previously owned shares of Common Stock;

(e)	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

(f)

subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.5

Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a share of Common Stock on the Nasdaq Stock Market (the “Market”) for the date in question or, if no sales of Common Stock were reported on the Market on that date, the closing price (in regular trading) for a share of Common Stock on the Market for the next preceding day on which sales of Common Stock were reported on the Market. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a share of Common Stock on the Market on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock on the Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.6	Transfer Restrictions.

5.6.1    Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.6 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.6.2    Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.6.3    Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.6.1 shall not apply to:

(a)	transfers to the Corporation (for example, in connection with the expiration or termination of the award);

(b)

the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution;

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Administrator;

(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative; or
(e)

the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and any limitations imposed by the Administrator.

5.7

International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator from time to time. The awards so granted need not comply with other specific terms of this Plan, provided that stockholder approval of any deviation from the specific terms of this Plan is not required by applicable law or any applicable listing agency.

6.	EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1

General. The Administrator shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries, is not a member of the Board, and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2

Events Not Deemed Terminations of Employment. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of: (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of any applicable maximum term of the award.

6.3

Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7.	ADJUSTMENTS; ACCELERATION

7.1	Adjustments.

(a)

Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust: (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan); (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards; (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards; and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

(b)

Without limiting the generality of Section 3.4, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2	Corporate Transactions—Assumption and Termination of Awards.

(a)

Upon any event in which the Corporation does not survive, or does not survive as a public company in respect of its Common Stock (including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Corporation, in any case in connection with which the Corporation does not survive or does not survive as a public company in respect of its Common Stock), then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence in connection with which the Administrator has made provision for the award to be terminated (and the Administrator has not made a provision for the substitution, assumption, exchange or other continuation or settlement of the award): (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award (with any performance goals applicable to the award in each case being deemed met, unless otherwise provided in the award agreement, at the “target” performance level); and (2) each award (including any award or portion thereof that, by its terms, does not accelerate and vest in the circumstances) shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

(b)

Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

(c)

For purposes of this Section 7.2, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after an event referred to above in this Section 7.2, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each share of Common Stock subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the stockholders of the Corporation for each share of Common Stock sold or exchanged in such event (or the consideration received by a majority of the stockholders participating in such event if the stockholders were offered a choice of consideration); provided, however, that if the consideration offered for a share of Common Stock in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Administrator may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the stockholders participating in the event.

(d)

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. In the case of an option, SAR or similar right as to which the per share amount payable upon or in respect of such event is less than or equal to the exercise or base price of the award, the Administrator may terminate such award in connection with an event referred to in this Section 7.2 without any payment in respect of such award.

(e)

In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.

(f)	Without limiting the generality of Section 3.4, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

(g)

The Administrator may override the provisions of this Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in this Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

8.	OTHER PROVISIONS

8.1

Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including, but not limited to, state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2

No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3

No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4

Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5

Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, arrangements satisfactory to the Corporation shall be made to provide for any taxes the Corporation or any of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment. Such arrangements may include (but are not limited to) any one of (or a combination of) the following:

(a)

The Corporation or one of its Subsidiaries shall have the right to require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

(b)

The Corporation or one of its Subsidiaries shall have the right to deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

(c)

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy any applicable withholding obligation on exercise, vesting or payment.

8.6	Effective Date, Termination and Suspension, Amendments.

8.6.1    Effective Date. This Plan was originally effective as of December 14, 2018, the date of its original approval by the Board (the “Effective Date”). This amended version of this Plan is effective as of December 9, 2021, the date this amended version of this Plan was approved by the Board (the “Amendment Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Amendment Date. Unless earlier terminated by the Board and subject to any extension that may be approved by stockholders, this Plan shall terminate at the close of business on December 9, 2028. After the termination of this Plan either upon such stated termination date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2    Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3    Stockholder Approval. To the extent then required by applicable law or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

8.6.4    Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the no-repricing provision of Section 3.3.

8.6.5    Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7

Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Severability.

8.8.1    Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of New Jersey, notwithstanding any New Jersey or other conflict of law provision to the contrary.

8.8.2    Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.9

Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10

Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the common stock (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted or assumed by an acquired company (or previously granted or assumed by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11

Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12

No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect, or restrict in any way the right or power of the Corporation or any Subsidiary (or any of their respective shareholders, boards of directors or committees thereof (or any subcommittees), as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation), or (g) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action. Awards need not be structured so as to be deductible for tax purposes.

8.13

Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans, arrangements or authority of the Corporation or its Subsidiaries.

8.14

Clawback Policy. The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

8.15

Administrative Discretion. Notwithstanding Section 3.7, the Minimum Vesting Requirement shall not limit or restrict the Administrator’s discretion to accelerate the vesting of any awards granted under this Plan in circumstances it determines to be appropriate (whether in connection with a transaction, termination of employment or for any other reason).

emcore MAIL• Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET • Go To: www.proxypush.com/EMKR • Cast your vote online • Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-855-635-6594 • • Use any touch-tone telephone • Have your Proxy Card ready Follow the simple recorded instructions EMCORE Corporation Annual Meeting of Shareholders For Shareholders as of record on January 13, 2022 TIME: Friday, March 11, 2022 08:00 AM, Pacific Time PLACE: 2700 Systron Drive Concord, CA 94518 This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Jeffrey Rittichier, Tom Minichiello and Ryan Hochgesang (the “Named Proxies”), and each or any them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of EMCORE Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

EMCORE Corporation Annual Meeting of Shareholders Please make your marks like this: X Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE: BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. Election of Directors FOR WITHHOLD 1.01 Stephen L. Domenik FOR 1.02 Rex S. Jackson FOR 1.03 Jeffrey Rittichier FOR 1.04 Bruce E. Grooms FOR 1.05 Noel Heiks FOR FOR ON PROPOSALS 1, 2, 3 AND 4 FOR AGAINST ABSTAIN 2. Ratification of the Appointment of Independent Registered Public Accounting Firm FOR 3. Approval of the Amended and Restated EMCORE Corporation 2019 Equity Incentive Plan FOR 4. Advisory Vote on Executive Compensation FOR Check here if you would like to attend the meeting in person. Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date